Exhibit 10.2

FOURTH AMENDED AND RESTATED
SECURITIES PURCHASE AGREEMENT AND SECURITY AGREEMENT
by and among
FUSION NBS ACQUISITION CORP.
as Borrower

and

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

and

NETWORK BILLING SYSTEMS, L.L.C.,
FUSION BVX LLC,
PINGTONE COMMUNICATIONS, INC.

(AS SUCCESSOR BY MERGER TO FUSION PTC ACQUISITION, INC.),

FIDELITY ACCESS NETWORKS, LLC,

FIDELITY CONNECT LLC,

FIDELITY VOICE SERVICES, LLC,

FIDELITY ACCESS NETWORKS, INC.

and

EACH OTHER SUBSIDIARY
FROM TIME TO TIME PARTY HERETO
as Guarantors

and

PRAESIDIAN CAPITAL OPPORTUNITY FUND III, LP,
PRAESIDIAN CAPITAL OPPORTUNITY FUND III-A, LP,

and

UNITED INSURANCE COMPANY OF AMERICA,
as Lenders

and

PRAESIDIAN CAPITAL OPPORTUNITY FUND III, LP,
as Agent

Dated as of December 8, 2015

(amending and restating the Third Amended and Restated Securities Purchase Agreement and Security Agreement dated as of August 28, 2015 as amended prior to the date hereof)

i

4.02	Perfection of Security Interest	35
4.03	Safeguarding Collateral	36
4.04	Ownership of Collateral	36
4.05	Defense of Agent’s Interest	36
4.06	Financial Disclosure	37
4.07	Accounts.	37
4.08	Exculpation of Liability	39
4.09	Financing Statements	39
ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES		39
5.01	Existence and Power	39
5.02	Authorization; No Contravention	40
5.03	Governmental Authorization; Third Party Consents	40
5.04	Binding Effect	40
5.05	Litigation	41
5.06	Compliance with Laws	41
5.07	No Default or Breach	41
5.08	Title to Properties.	41
5.09	Use of Real Property	42
5.10	Taxes.	42
5.11	Financial Statements and Projections.	43
5.12	Operating Company	44
5.13	Disclosure.	44
5.14	Absence of Certain Changes or Events	44
5.15	O.S.H.A. and Environmental Compliance.	45
5.16	Investment Company/Government Regulations	45
5.17	Subsidiaries.	46
5.18	Capitalization	46
5.19	Private Offering	46
5.20	Broker’s, Finder’s or Similar Fees	47
5.21	Labor Relations	47
5.22	Employee Benefit Plans	47
5.23	Patents, Trademarks, Etc.	48
5.24	Potential Conflicts of Interest	48
5.25	Trade Relations	48
5.26	Indebtedness	49
5.27	Material Contracts	49
5.28	Insurance	49
5.29	[Intentionally Omitted].	50
5.30	Products Liability	50
5.31	Solvency	50
5.32	Questionnaire	50
5.33	Location of Assets	50
5.34	Certain Payments	50
5.35	Margin Requirements	50

5.36	Anti-Terrorism Laws.	51
5.37	Trading with the Enemy	51
5.38	Acquisition Documents	51
5.39	Swap Contract	52
ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF THE LENDERS		52
6.01	Authorization; No Contravention	52
6.02	Binding Effect	52
6.03	Purchase for Own Account	52
6.04	Broker’s, Finder’s or Similar Fees	53
6.05	Governmental Authorization; Third Party Consent	53
ARTICLE 7 INDEMNIFICATION		53
7.01	Indemnification	53
7.02	Procedure; Notification	54
7.03	Survival	55
ARTICLE 8 AFFIRMATIVE COVENANTS		55
8.01	Financial Statements and Other Information	55
8.02	Preservation of Existence	60
8.03	Payment of Obligations	60
8.04	Compliance with Laws	61
8.05	Violations	61
8.06	Board Observer	61
8.07	Inspection	61
8.08	Maintenance of Properties	62
8.09	Insurance	62
8.10	Books and Records	62
8.11	Use of Proceeds.	62
8.12	Standards of Financial Statements	62
8.13	[Intentionally Omitted].	63
8.14	New Real Property	63
8.15	Control Agreements; Cash Management Systems.	63
8.16	Collateral Access Agreements	64
8.17	Key-Man Life Insurance	64
8.18	Post Closing Covenants.	64
ARTICLE 9 NEGATIVE COVENANTS		65
9.01	Fundamental Changes; Consolidations, Mergers and Acquisitions; Asset Sales	65
9.02	Creation of Liens	65
9.03	Guarantees	65
9.04	Investments	65
9.05	Loans	66
9.06	Restricted Payments	66
9.07	Indebtedness	66
9.08	Nature of Business	67
9.09	Transactions with Affiliates	67

9.10	Leases	67
9.11	Subsidiaries; Partnerships; Joint Ventures	67
9.12	Fiscal Year and Accounting Changes	67
9.13	Amendment of Organizational Documents	68
9.14	Limitation on Modifications of Indebtedness; Modifications of Certain Other Agreements; Etc.	68
9.15	Financial Covenants.	68
9.16	Compliance with ERISA	69
9.17	Prepayment of Indebtedness	69
9.18	Anti-Terrorism Laws	69
9.19	Trading with the Enemy Act	70
9.20	Additional Negative Pledges	70
ARTICLE 10 PRINCIPAL PAYMENTS		70
10.01	Optional Prepayment	70
10.02	Mandatory Prepayments.	71
10.03	Scheduled Payments	71
10.04	Application of Payments.	72
ARTICLE 11 EVENTS OF DEFAULT; REMEDIES		73
11.01	Events of Default	73
11.02	Acceleration and Remedies	75
11.03	Application of Proceeds	75
ARTICLE 12 MISCELLANEOUS		76
12.01	Survival of Representations and Warranties	76
12.02	Notices	76
12.03	Successors and Assigns; Third Party Beneficiaries.	78
12.04	Amendment and Waiver.	78
12.05	Signatures; Counterparts	79
12.06	Headings	79
12.07	GOVERNING LAW	79
12.08	JURISDICTION; JURY TRIAL WAIVER.	79
12.09	Severability	80
12.10	Rules of Construction	80
12.11	Entire Agreement	80
12.12	Certain Expenses	81
12.13	Publicity	81
12.14	Further Assurances	81
12.15	Obligations of the Lenders	81
12.16	No Strict Construction	81
12.17	Transfer of the Notes.	82
12.18	Subordination Agreement.	82
ARTICLE 13 GUARANTEE		83
13.01	The Guarantee	83
13.02	Obligations Unconditional	84

13.03	Reinstatement	85
13.04	Subrogation	85
13.05	Remedies	85
13.06	Continuing Guarantee	85
13.07	General Limitation on Guarantors’ Obligations	85
ARTICLE 14 REGARDING AGENT		86
14.01	Appointment	86
14.02	Nature of Duties	86
14.03	Lack of Reliance on Agent and Resignation.	87
14.04	Certain Rights of Agent	87
14.05	Reliance	88
14.06	Notice of Default	88
14.07	Indemnification	88
14.08	Agent in its Individual Capacity	88
14.09	Delivery of Documents or Other Information	88
14.10	Credit Parties’ Undertaking to Agent	89
14.11	No Reliance on Agent’s Customer Identification Program	89
14.12	Other Agreements	89
ARTICLE 15 TAXES		89
15.01	Taxes.	89
15.02	Certificates of Lenders	91
ARTICLE 16 SEPARATENESS COVENANTS		91
16.01	Separate Legal Entity	91
16.02	Capital	92
16.03	Dissolution	92
16.04	Commingled Funds	92
16.05	Segregated Assets	92
16.06	Bank Accounts	92
16.07	Employees	92
16.08	Agents	92
16.09	Independent Director	92
16.10	Organization Documents	93
16.11	Ministerial or Administrative Actions	93

v

LIST OF EXHIBITS AND SCHEDULES

Exhibits
Exhibit A   Compliance Certificate
Exhibit B    Form of Amended and Restated Pledge Agreement
Exhibit C            Form of Joinder Agreement
Exhibit D            Projections

Schedules
[Schedule 3.09-Discharged Indebtedness]
Schedule 4.04 – Collateral Exceptions
Schedule 4.09 – Other Financing Statements
Schedule 5.01 – Jurisdiction of Organization and Qualifications
Schedule 5.05 – Litigation
Schedule 5.06 – Compliance with Laws
Schedule 5.08(a) – Owned Real Property
Schedule 5.08(b) – Leased Real Property
Schedule 5.09 – Use of Real Property
Schedule 5.10 – Taxes
Schedule 5.14 – Absence of Changes
Schedule 5.17 – Subsidiaries
Schedule 5.18 – Capitalization
Schedule 5.20 – Brokers’ or Finders’ Fees
Schedule 5.21 – Labor Relations
Schedule 5.22 – Employee Benefit Plans
Schedule 5.24 – Conflicts of Interest
Schedule 5.26 – Indebtedness
Schedule 5.27 – Material Contracts
Schedule 5.28 – Insurance
Schedule 5.30 – Products Liability
Schedule 5.33 – Location of Assets
Schedule 5.34 – Change of Control Payments
Schedule 9.02 – Permitted Liens
Schedule 9.04 – Investments
Schedule 9.07 – Indebtedness

FOURTH AMENDED AND RESTATED

SECURITIES PURCHASE AGREEMENT AND SECURITY AGREEMENT

FOURTH AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT AND SECURITY AGREEMENT, dated as of December 8, 2015 by and among FUSION NBS ACQUISITION CORP., a Delaware corporation (“Borrower”), FUSION TELECOMMUNICATIONS INTERNATIONAL, INC., a Delaware corporation (“Parent”), NETWORK BILLING SYSTEMS, L.L.C., a New Jersey limited liability company (“NBS”), FUSION BVX LLC, a Delaware limited liability company (“BVX”), PINGTONE COMMUNICATIONS, INC. (as successor by merger to Fusion PTC Acquisition, Inc.), a Delaware corporation (“PingTone”), FIDELITY ACCESS NETWORKS, LLC, an Ohio limited liability company (“FANL”), Fidelity Connect LLC, an Ohio limited liability company (“FCL”), Fidelity Voice Services, LLC, an Ohio limited liability company (“FVS”), Fidelity Access Networks, Inc., an Ohio corporation (“FANI” and together with Parent, NBS, BVX, PingTone, FANL, FCL, FVS and each other direct and indirect subsidiary of Parent from time to time party hereto, the “Guarantors”, and together with the Borrower, the “Credit Parties”), PRAESIDIAN CAPITAL OPPORTUNITY FUND III, LP, a Delaware limited partnership (“Fund III”), PRAESIDIAN CAPITAL OPPORTUNITY FUND III-A, LP, a Delaware limited partnership (“Fund III-A”), UNITED INSURANCE COMPANY OF AMERICA, an Illinois corporation (“United” and together with Fund III, Fund III-A and each of their respective successors and permitted assigns, each a “Lender”, and collectively, the “Lenders”), and Fund III as agent for the Lenders (in such capacity, the “Agent”).

W I T N E S S E T H:

WHEREAS, certain of the Credit Parties, Fund III, Fund III-A, Plexus Fund II, L.P., a Delaware limited partnership (“Plexus” and together with Fund III and Fund III-A and each of their respective successors and assigns, each an “Original Lender” and collectively, the “Original Lenders”), and the Agent entered into a Securities Purchase Agreement and Security Agreement, dated as of October 29, 2012 (as amended or otherwise modified prior to December 31, 2013, the “Original Securities Purchase Agreement”) pursuant to which (i)(A) the Borrower issued to the Original Lenders Senior Notes in the initial aggregate principal amount of $6,500,000 bearing interest at 10% per annum (“Series A Notes”) and Senior Notes in the initial aggregate principal amount of $10,000,000 bearing interest at 11.5% per annum (“Series B Notes”) and (B) in connection with the Series A Notes, Parent issued to the Original Lenders Warrants (“Original Warrants”) to purchase 5.0% of the equity interests of Parent, calculated on a fully-diluted basis, as of the Initial Closing Date (as hereinafter defined), and (ii) the Borrower issued to the Original Lenders Senior Notes in the initial aggregate principal amount of $500,000 bearing interest at 11.15% per annum (the “Series C Notes”);

WHEREAS, certain of the Credit Parties, the Warrant Shareholders and the Agent entered into an Amended and Restated Securities Purchase Agreement and Security Agreement, dated as of December 31, 2013 (as heretofore amended or otherwise modified, the “12/31/13 Securities Purchase Agreement”) pursuant to which the Original Securities Purchase Agreement was amended and restated to, among other things (i) provide for the issuance by Borrower to the Warrant Shareholders (other than Plexus II) of Senior Notes in the initial aggregate principal amount of $25,000,000 bearing interest at 11.15% per annum (“Series D Notes”), (ii) provide for the issuance by Parent to such Warrant Shareholders, in connection with their purchase of the Series D Notes, of warrants (“New Warrants”) to purchase 4.25% of the equity interests of Parent, calculated on a fully-diluted basis, as of December 31, 2013, (iii) change the interest rate of the Series A Notes and the Series B Notes to 11.15% per annum, and (iv) extend the maturity date of the Series A Notes, Series B Notes and Series C Notes;

WHEREAS, certain of the Credit Parties, the Warrant Shareholders and the Agent entered into a Second Amended and Restated Securities Purchase Agreement and Security Agreement, dated as of October 31, 2014 (as heretofore amended or otherwise modified, the “10/31/14 Securities Purchase Agreement”) pursuant to which the 12/31/13 Securities Purchase Agreement was amended and restated to, among other things (i) provide for the issuance by Borrower to the Warrant Shareholders of Senior Notes in the initial aggregate principal amount of $5,000,000 bearing interest at 11.15% per annum (“Series E Notes”), (ii) extend the maturity date of the Series A Notes, Series B Notes, Series C Notes and Series D Notes, and (iii) add PingTone as a Guarantor and Credit Party hereunder;

WHEREAS, certain of the Credit Parties, the Lenders and the Agent entered into a Third Amended and Restated Securities Purchase Agreement and Security Agreement, dated as of August 28, 2015 (as heretofore amended or otherwise modified, the “8/28/15 Securities Purchase Agreement” and together with the Original Securities Purchase Agreement, the 12/31/13 Securities Purchase Agreement and the 10/31/14 Securities Purchase Agreement, collectively, the “Prior Securities Purchase Agreements”) pursuant to which the 10/31/14 Securities Purchase Agreement was amended and restated to, among other things (i) provide for the issuance by Borrower of Senior Notes in the initial aggregate principal amount of $9,000,000 bearing interest at 10.8% per annum (“Series F Notes”), (ii) prepay the Obligations (as defined in the 10/31/14 Securities Purchase Agreement) owing to Plexus, Plexus Fund III, L.P., a Delaware limited partnership (“Plexus III”), Plexus Fund QP III, L.P., a Delaware limited partnership (“Plexus QP III” and together with Plexus and Plexus III, the “Plexus Lenders”) (such repayment, the “Plexus Payoff”), (iii) extend the maturity date of the Series A Notes, Series B Notes, Series C Notes, Series D Notes and Series E Notes, and (iv) change the interest rate of the Series A Notes, the Series B Notes, the Series C Notes, the Series D Notes and the Series E Notes to 10.8% per annum; and

WHEREAS, the parties hereto have agreed to amend and restate the 8/28/15 Securities Purchase Agreement in order to, among other things (i) permit the Target Transactions and (ii) add the Initial Fidelity Entities as Guarantors and Credit Parties hereunder.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree to amend and restate the 8/28/15 Securities Purchase Agreement and the 8/28/15 Securities Purchase Agreement is hereby amended and restated in its entirety as follows:

ARTICLE 1

DEFINITIONS

1.01 Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Accountants” shall have the meaning assigned to that term in Section 8.01(a).

“Acquisition Closing Transactions” shall have the meaning assigned to that term in Section 5.38.

“Adjusted EBITDA” shall mean for any period, the sum of (i) Earnings Before Interest and Taxes of the Borrower on a Consolidated Basis for such period, plus to the extent deducted in the determination of net income (or loss) for such period (ii) depreciation expenses of the Borrower on a Consolidated Basis for such period plus (iii) amortization expenses of the Borrower on a Consolidated Basis for such period, plus (iv) cash charges relating to the Target Transactions in an amount not to exceed $1,500,000 in the aggregate and incurred prior to September 30, 2016.

“Affiliate” shall mean, with respect to any Person, any other Person (a) directly or indirectly controlling, controlled by, or under common control with, such Person, (b) directly or indirectly owning or holding five percent (5%) or more of any Equity Interests in such Person, or (c) five percent (5%) or more of whose voting stock or other Equity Interests is directly or indirectly owned or held by such Person.  For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” and under “common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” shall have the meaning set forth in the first paragraph of this Agreement, and shall include its successors and assigns.

“Agreement” shall mean this Fourth Amended and Restated Securities Purchase Agreement and Security Agreement, including the exhibits and schedules attached hereto, as the same may be amended, restated, supplemented or otherwise modified in accordance with the terms hereof.

“Anti-Terrorism Laws” shall mean any Applicable Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Applicable Laws comprising or implementing the Bank Secrecy Act, and the Applicable Laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Applicable Laws may from time to time be amended, renewed, extended, or replaced).

“Applicable Law” shall mean all international, foreign, federal, provincial, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Authorized Officer” shall mean any of the President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Vice President, Finance and Accounting or Treasurer of a Credit Party (or any other officer authorized by a Credit Party to perform all or any portion of the same or similar functions of any of such enumerated officers, as applicable).

“Bank Secrecy Act” shall mean 31 U.S.C. Sections 5311-5330, as the same has been, or shall hereafter be, extended, amended or replaced.

“Board of Directors” shall mean the board of directors of any corporation, board of managers of any limited liability company or similar governing body of any other Person.

“Blocked Person” shall mean (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (iii) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, (v) a Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or (vi) a Person who is affiliated or associated with a person or entity listed above.

“Borrower” shall have the meaning set forth in the first paragraph of this Agreement, and shall include each Person which becomes a successor or permitted assign of Borrower.

“BVX” shall have the meaning set forth in the first paragraph of this Agreement, and shall include each Person which becomes a successor or permitted assign of BVX.

“BVX Acquisition Agreement” shall mean the Asset Purchase and Sale Agreement, dated as of August 30, 2013, by and among Parent, BVX (as the successor in interest to Fusion Broadvox Acquisition Corp.), BroadvoxGo!, LLC, a Delaware limited liability company and Cypress Communications, LLC, a Delaware limited liability company, as amended by the First Amendment thereto dated as of November 15, 2013 and the Second Amendment thereto dated as of December 16, 2013.

“Business” shall mean the business of providing Internet Protocol voice, data and cloud services.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

“Capital Expenditures” shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one (1) year, including the total principal portion of Capital Lease Obligations, which, in accordance with GAAP, would be classified as capital expenditures and all other expenditures made or liabilities incurred for intangible assets, which are capitalized.

“Capital Lease” shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

“Capital Lease Obligations” shall mean any Indebtedness of the Credit Parties represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Cash Equivalents” shall mean: (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof; (ii) commercial paper maturing no more than one (1) year from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc., or at least P-1 from Moody’s Investors Service, Inc.; (iii) certificates of deposit or bankers’ acceptances maturing within one (1) year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000; (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of the Credit Parties’ and their respective Subsidiaries’ deposits at such institution; and (v) deposits or investments in mutual or similar funds offered or sponsored by brokerage or other companies having membership in the Securities Investor Protection Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of the Credit Parties’ and their respective Subsidiaries’ deposits at such institution.  Notwithstanding the foregoing, unless otherwise consented to in writing by Agent, Cash Equivalents will not include and each Credit Party will be prohibited from purchasing, purchasing participations in, entering into any type of swap or other equivalent derivative transaction, or otherwise holding or engaging in any ownership interest in any type of debt instrument, including any corporate or municipal bond with a long-term nominal maturity for which the interest rate is reset through a dutch auction and more commonly referred to as an auction rate security.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” shall mean (a) Parent ceasing to (i) own, directly or indirectly, one hundred percent (100%) of the issued and outstanding Equity Interests of Borrower, or (ii)  control, by contract, ownership or otherwise, that percentage of the outstanding voting Equity Interests of Borrower necessary at all times to elect a majority of the Board of Directors of Borrower and to direct the management policies and decisions of Borrower, (b) any merger, consolidation or sale of all or substantially all of the property or assets of Borrower or Parent or of one or more of Parent’s or Borrower’s Subsidiaries that, individually or in the aggregate, constitute a material part of the business, operations or assets of the Credit Parties taken as a whole, (c) the occurrence of any “Change of Control” (or similar term) under (and as defined in) (i) the First Lien Credit Documents or (ii) any documents evidencing Indebtedness senior to the Indebtedness existing pursuant to the Notes and this Agreement.  For purposes of this definition “control” means the power to direct or cause the direction of management and policies of a Person, whether by contract or otherwise, or (d) both (x) Matthew Rosen ceasing to be the Chief Executive Officer of Parent for any reason unless a successor, reasonably acceptable to Agent, is appointed within four (4) months thereof, and (y) Marvin Rosen ceasing to be the Chairman of the Board of Directors of Parent for any reason unless a successor, reasonably acceptable to Agent, is appointed within four (4) months thereof.

“CIP Regulations” shall have the meaning assigned to that term in Section 14.11.

“Closing” shall have the meaning assigned to that term in Section 2.03.

“Closing Date” shall have the meaning assigned to that term in Section 2.03.

“Code” shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

“Collateral” shall mean and include all personal property and fixtures, whether now owned or hereafter created or acquired, and wherever located, and consisting of (capitalized terms used in this definition shall have the meaning set forth in the UCC):

(a)           all Accounts;

(b)           all Equipment (other than motor vehicles);

(c)           all General Intangibles;

(d)           all Inventory;

(e)           all Investment Property;

(f)           all Deposit Accounts;

(g)           all Instruments;

(h)           all Chattel Paper and Electronic Chattel Paper;

(i)           all Letter of Credit Rights;

(j)           all Documents;

(k)           all Commercial Tort Claims;

(l)           all Goods;

(m)           all Software; and

(n)           all right, title and interest in and to, whether now owned or hereafter acquired and wherever located, (i) its respective goods and other property including all merchandise returned or rejected by Customers, relating to or securing any of the Accounts; (ii) all rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all other rights and interests, including warranty claims, relating to any goods; (iv) if and when obtained, all guarantees from and all real and personal property of third parties in which such Person has been granted a lien or security interest as security for the payment or enforcement of Accounts; and (v) all documents, instruments, and agreements supporting the foregoing or delivered in connection therewith;

(o)           all ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned or in which it has an interest), computer programs, tapes, disks and documents relating to any other property constituting part of the Collateral; and

(p)           all proceeds and products of the foregoing in whatever form, including: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

Notwithstanding the foregoing, none of the following items will be included within the Collateral: (a) assets if the granting of a security interest in such asset would: (I) be prohibited by Applicable Laws (other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition), or (II) be prohibited by contract (except to the extent such prohibition is overridden by UCC Section 9-408) so long as such negative pledge is otherwise permitted under clause (c) hereof, (b) any property and assets, the pledge of which would require a Consent from a Governmental Authority, unless and until such Consent shall have been obtained or waived, and (c) assets in circumstances where the Lenders and the Borrower agree in writing that the cost, burden or consequence (including adverse tax consequences) of obtaining or perfecting a security interest in such assets is excessive in relation to the practical benefit afforded thereby, it being understood that neither the Borrower nor any Subsidiary thereof shall be required to provide any guarantee, pledge or asset support arrangement that, in the reasonable judgment of the Borrower, would subject the Borrower to any adverse tax consequence due to the application of Section 956 of the Code.

“Collateral Access Agreement” shall mean an agreement in the form of Exhibit M attached to the 10/31/14 Securities Purchase Agreement, or otherwise reasonably satisfactory to Agent, which is executed in favor of Agent by a Person who owns or occupies premises at which any Collateral may be located from time to time and by which such Person shall waive any Lien that such Person may ever have with respect to any of the Collateral and shall authorize Lenders from time to time to enter upon the premises to inspect or remove the Collateral from such premises or to use such premises to store or dispose of such Collateral.

“Commission” shall mean the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Common Stock” shall mean shares of common stock of Parent, $0.01 par value per share.

“Compliance Certificate” shall have the meaning assigned to that term in Section 8.01(d).

“Consents” shall mean all filings with and all Licenses, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and other third parties, domestic or foreign, necessary to carry on each Credit Party’s business or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement or any of the Transaction Documents, including any Consents required under all applicable federal, state or other Applicable Law.

“Consolidated Basis” shall mean, with respect to the financial statements or other financial information of a Person, the accounts and other items of such Person and its Subsidiaries on a consolidated basis in accordance with GAAP applied on a basis consistent with prior practices.

“Consolidated Net Income” means, for any period, for Borrower and its Subsidiaries on a Consolidated Basis, the net income (or loss) of Borrower and its Subsidiaries for such period determined in accordance with GAAP.

“Consolidating Basis” shall mean, with respect to the financial statements or other financial information of a Person, the accounts and other items of such Person and its Subsidiaries on a consolidating basis in accordance with GAAP applied on a basis consistent with prior practices.

“Contractual Obligations” shall mean as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument or arrangement (whether in writing or otherwise) to which such Person is a party or by which it or any of such Person’s property is bound.

“Control Agreement” shall mean a tri-party or four-party deposit account, securities account or commodities account control agreement by and among the applicable Credit Party, Agent and the depository, securities intermediary or commodities intermediary and, in the case of a four-party deposit account, securities account or commodities account control agreement, the First Lien Agent, each in form and substance reasonably satisfactory in all respects to Agent and in any event, but subject to the terms of any four-party deposit account, securities account or commodities account control agreement, providing to Agent “control” of such deposit account, securities or commodities account within the meaning of Articles 8 and 9 of the UCC, as applicable, on a “springing” dominion basis upon the occurrence and during the continuance of an Event of Default.

“Controlled Group” shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which are, together with any Credit Party, treated as a single employer under Section 414 of the Code.

“Corporate Allocation Payments” shall mean intercompany payments made to Parent for allocation of expenses related to management support, professional services incurred, rent or utilities as set forth in the projections provided to Lenders in accordance with Section 8.01(g).

“Cost of Money” shall have the meaning defined in and shall be calculated as provided in the SBA Regulations.

“Credit Parties” shall have the meaning set forth in the first paragraph of this Agreement, and shall include their respective successors and assigns.

“Customer” shall mean and include the account debtor with respect to any Account and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with a Person, pursuant to which such Person is to deliver any personal property or perform any services.

“Default” shall mean a condition, act or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition, act or event were not cured or removed within any applicable grace or cure period.

 “8/28/15 Securities Purchase Agreement” shall have the meaning assigned to that term in the recitals hereof.

“Earnings Before Interest and Taxes” shall mean for any period the sum of (i) net income (or loss) of the Borrower on a Consolidated Basis for such period (excluding extraordinary gains and extraordinary losses, so long as any such exclusion from the calculation of Earnings Before Interest and Taxes is made in accordance with GAAP), plus (ii) to the extent deducted in the determination of net income (or loss) for such period, (A) all interest expense of the Borrower on a Consolidated Basis for such period, including interest expense resulting from original issue discount and other amortization of debt discount as determined in accordance with GAAP, plus (B) all charges against income of the Borrower on a Consolidated Basis for such period for federal, state and local income taxes, plus (C) any non-cash expense of the Borrower on a Consolidated Basis associated with ASC Topic 350, ASC Topic 360, ASC Topic 480 or ASC Topic 815, plus (D) any non-cash expenses of the Borrower on a Consolidated Basis associated with stock options, warrants or stock grants of Borrower and its Subsidiaries, plus (E) any non-cash expenses incurred in connection with the early extinguishment of Indebtedness of the Borrower or its Subsidiaries, plus (F) any other unusual or one-time items which are mutually agreed upon by the Lenders and the Credit Parties.  In addition, the calculation of Earnings Before Interest and Taxes for any period shall be adjusted to exclude (w) any aggregate net gain or loss arising from any permitted sale, conversion, exchange or other disposition of capital assets made during such period, including (1) all non-current assets, and (2) without duplication, the following assets, whether or not current: fixed assets, whether tangible or intangible, inventory sold in connection with the disposition of fixed assets and all Equity Interests and other securities, (x) any net gain from the collection during such period of any proceeds of life insurance policies, (y) any gain or loss (or other impact to the financial statements) arising from the repurchase during such period of Equity Interests and (z) any non-cash income or expense realized during such period relating to any Swap Contract.

 “Environmental Laws” shall mean all present and future Applicable Laws, Requirements of Law, or Consents, relating to the protection of human health and safety or the environment, including (a) all Applicable Laws, Requirements of Law, or Consents, pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of hazardous materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the presence, generation, discharge, release, removal, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, emissions, contaminants, or hazardous, radioactive or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature; and (b) all Applicable Laws, Requirements of Law or Consents, pertaining to the protection of the health and safety of employees or the public.

“Equity Interests” of any Person shall mean any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Commission under the Exchange Act).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time and the rules and regulations promulgated thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) under common control with any Credit Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“Event of Default” shall have the meaning assigned to such term in Section 11.01.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Excluded Taxes” shall mean, with respect to any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (i) Taxes imposed on net income imposed by the jurisdiction in which the Lender is organized or doing business by virtue of such Lender being organized or doing business in such jurisdiction or in which its principal executive office or applicable lending office is located, (ii) taxes imposed under FATCA, and (iii) U.S. withholding taxes (other than FATCA) unless such U.S. withholding taxes are imposed as a result of a Change in Law (including a change in interpretation of existing law by a court or administrative agency) after the date of this Agreement.

“Executive Order No. 13224” shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be renewed, extended, amended or replaced.

“FANI” shall have the meaning set forth in the first paragraph of this Agreement, and shall include each Person which becomes a successor or permitted assign of FANI.

“FANL” shall have the meaning set forth in the first paragraph of this Agreement, and shall include each Person which becomes a successor or permitted assign of FANL.

“FATCA” shall mean Sections 1471 through 1474 of the Code (as of the date hereof) and any regulations or official interpretations thereof (including any Revenue Ruling, Revenue Procedure, Notice or similar guidance issued by the Internal Revenue Service thereunder as a precondition to relief or exemption from Taxes under such provisions); provided, however, FATCA shall also include any amendments to Section 1471 through 1474 of the Code if, as amended, FATCA provides a commercially reasonable mechanism to avoid the tax imposed thereunder by satisfying the information reporting and other requirements of FATCA.

“FCL” shall have the meaning set forth in the first paragraph of this Agreement, and shall include each Person which becomes a successor or permitted assign of FCL.

“Fidelity Acquisition Agreement” shall mean the Stock Purchase and Sale Agreement made as of the Closing Date by and among Borrower, Mitch Marks, Ron Kohn, and Robert Marks.

“Fidelity Acquisition Documents” shall mean the Fidelity Acquisition Agreement and all other agreements, documents and instruments delivered in connection therewith to which a Credit Party is a party thereunder, including all exhibits and schedules thereto.

“First Lien Agent” shall mean Opus Bank, in its capacity as Administrative Agent under, and as defined in, the First Lien Credit Agreement.

“First Lien Credit Agreement” shall mean that certain Amended and Restated Credit Agreement, dated as of the Closing Date, by and among Borrower, the First Lien Agent and the Senior Lenders (as defined in the Subordination Agreement).

“First Lien Indebtedness” has the meaning given to the term “Bank Debt” in the Subordination Agreement.

“First Lien Credit Documents” means the “Bank Documents” as such term is defined in the Subordination Agreement.

“Fixed Charge Coverage Ratio” shall mean, with respect to any fiscal period of the Borrower, the ratio of (a) Adjusted EBITDA for such period, less Capital Expenditures of the Borrower on a Consolidated Basis during such period which are not funded by borrowed money (but excluding from “borrowed money” proceeds of revolving advances under the Working Capital Agreement)  less all taxes (whether federal, local, state, income or otherwise) actually paid by the Borrower on a Consolidated Basis during such period to (b) Senior Debt Payments and all payments made pursuant to, or in respect of, the Seller Note, in each case made or scheduled to be made by the Borrower on a Consolidated Basis during such period, plus payments made by the Borrower on a Consolidated Basis during such fiscal period on account of Capital Lease Obligations.

“Foreign Lender” shall mean any Lender that is not a United States Person as defined in Section 7701(a)(30) of the Code.

“FTL” shall mean Fidelity Telecom, LLC, an Ohio limited liability company.

“Fund III” shall have the meaning provided in the preamble hereto.

“Fund III-A” shall have the meaning provided in the preamble hereto.

“Funded Debt” shall mean, with respect to the Borrower and its Subsidiaries, all Indebtedness for borrowed money for which the Borrower or such Subsidiary is obligated, including all Indebtedness under all Capital Lease Obligations,  it being understood that Funded Debt shall not include Indebtedness evidenced by the Seller Note.

“FVS” shall have the meaning set forth in the first paragraph of this Agreement, and shall include each Person which becomes a successor or permitted assign of FVS.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and Borrower or Administrative Agent shall so request, Administrative Agent and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP,  provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower shall provide to Administrative Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

“Governmental Authority” shall mean the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, regulation or compliance, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guarantor” shall have the meaning set forth in the first paragraph of this Agreement and any other Person who may hereafter guarantee payment or performance of the whole or any part of the obligations of the Borrower under the Notes and this Agreement and “Guarantors” shall mean collectively all such Persons.

“Guaranty Obligation” means, as to any Person, any (a) guaranty by such Person of Indebtedness of, or other obligation payable or performable by, any other Person, or (b) assurance, agreement, letter of responsibility, letter of awareness, undertaking or arrangement given by such Person to an obligee of any other Person with respect to the payment or performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any “keep-well” or other arrangement of whatever nature, in each such case, given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term “Guaranty Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, covered by such Guaranty Obligation or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

“Guarantors’ Obligations” shall have the meaning assigned to that term in Section 13.01.

“Guaranty” shall mean any guaranty of the obligations of the Borrower executed by a Guarantor in favor of Agent or Lenders.

“Hazardous Materials” shall mean any chemical, pollutant, contaminant, pesticide, petroleum or petroleum product or byproduct, radioactive substance, solid waste (hazardous or extremely hazardous), special, dangerous or toxic waste, hazardous or toxic substance, chemical or material regulated, listed, referred to, limited or prohibited under any Environmental Law, including:  (i) friable or damaged asbestos, asbestos containing material, polychlorinated biphenyls (PCBs), solvents and waste oil; (ii) any “hazardous substance” as defined under CERCLA or any Environmental Law; (iii) any hazardous waste defined under RCRA or any Environmental Law; and (iv) even if not prohibited, listed, limited or regulated by an Environmental Law, all pollutants, contaminants, hazardous, dangerous or toxic chemical, materials, wastes or any other substances, including any industrial process or pollution control waste (whether or not hazardous within the meaning of RCRA) which could pose a hazard to the environment, or the health or safety of any person or impair the use or value of any portion of the Real Property of the Credit Parties or their respective Subsidiaries.

“Hazardous Substance” shall mean any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

“Hazardous Wastes” shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

“Indebtedness” means, as to any Person at any date of determination, the following items:

(a)           all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(b)           any direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds and similar instruments;

(c)           whether or not so included as liabilities in accordance with GAAP but excluding any portion thereof which would be accounted for as interest under GAAP, net obligations under any Swap Contract in an amount equal to (i) if such Swap Contract has been closed out, the termination value thereof, or (ii) if such Swap Contract has not been closed out, the mark-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such Swap Contract;

(d)           whether or not so included as liabilities in accordance with GAAP and whether with or without recourse, all obligations of such Person to pay the deferred purchase price of property or services, and all indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements);

(e)           the aggregate amount of all Capital Lease Obligations of such Person;

(f)           the principal component or liquidation preference of all Equity Securities of such Person and which by the terms thereof could at any time prior to the Maturity Date (at the request of the holders thereof or otherwise) be subject to mandatory sinking fund payments, mandatory redemption or other acceleration;

(g)           all Guaranty Obligations of such Person in respect of any of the foregoing obligations of any other Person; and

(h)           all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations;

provided that for all purposes of this Agreement, Indebtedness shall exclude (i) trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue for a period of more than one hundred twenty (120) days (unless contested in good faith by Borrower or any Subsidiary), (ii) deferred Taxes, and (iii) accrued interest and expenses, except to the extent capitalized.

For all purposes of this Agreement, the Indebtedness of any Person shall include, at any such time as such partnership or joint venture is not Solvent, the Indebtedness of any partnership or joint venture (to the extent the joint venture is a legal entity where the venture members have pass-through liability for all of the debts of the joint venture) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person (subject to customary recourse exceptions acceptable to Requisite Lenders).

“Indemnified Party” shall have the meaning assigned to that term in Section 7.01.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes or Other Taxes.

“Independent Director” shall mean a natural Person who is designated by the Required Lenders to serve as a director or manager of any Credit Party other than Parent.

“Initial Closing Date” shall mean October 29, 2012.

“Initial Fidelity Entities” shall mean, collectively, FANL, FCL, FVS and FANI.

“Intellectual Property Security Agreements” shall mean (i) the Intellectual Property Security Agreement, dated as of the Second Restatement Closing Date, by and among the Borrower, each Subsidiary of Parent from time to time party thereto, and the Agent, substantially in the form of Exhibit E to the 10/31/14 Securities Purchase Agreement, and (ii) any other Intellectual Property Security Agreement from time to time executed and delivered by and among any Subsidiary of Parent and Agent, in form and substance satisfactory to Agent, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Interest” shall have the meaning assigned to that term in Section 2.06.

“Interest Payment Date” shall have the meaning assigned to that term in Section 2.06(a).

“Interest Rate” shall have the meaning assigned to that term in Section 2.06.

“Investment” shall mean, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of the Equity Interests of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.  .

“ISG” shall mean Interconnect Services Group II, LLC, a/k/a/ Interconnect Systems Group II, LLC, a New Jersey limited liability company.

“Lender” and “Lenders” shall have the meanings set forth in the first paragraph of this Agreement, and shall include each Person which becomes a transferee, successor or assign of any Lender.

“Lending Office” shall mean, with respect to any Lender, the office or offices of such Lender specified in Section 12.02 hereto, or such other office or offices of such Lender as it may notify the Borrower pursuant to Section 12.02 from time to time.

“Leverage Ratio” shall mean, with respect to each measuring period, the ratio of (a) the aggregate principal balance of all Funded Debt outstanding on the last day of such measuring period to (b) Adjusted EBITDA for such measuring period, where “measuring period” shall mean each period of four consecutive fiscal quarters of the Borrower on a Consolidated Basis.

“Liabilities” shall have the meaning assigned to that term in Section 7.01.

“License” or “Licenses” shall mean any license, permit, directive, authorization, approval or stipulation required to operate the Business at any location.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

“Liquidity Event” shall have the meaning assigned to that term in Section 10.02

“Litigation” shall mean any action, proceeding, litigation, investigation, arbitration, mediation or claim.

“Loan Year” shall mean each period of twelve consecutive months beginning on the Closing Date and each anniversary thereof.

“Management Rights Agreements” shall mean those certain Management Rights Agreements, dated as of the Initial Closing Date, by and among the Borrower and each Original Lender in the form of Exhibit F to the Original Securities Purchase Agreement, each as may be amended, restated, supplemented or otherwise modified.

“Mandatory Redemption Prices” shall have the meaning assigned to that term in Section 10.02 hereof.

“Margin Stock” shall have the meaning assigned to that term in Regulation U of the Federal Reserve Board.

“Material Adverse Effect” shall mean (a) a material adverse change in, or a material adverse effect upon, the assets, properties, operations, business, condition (financial or otherwise), or prospects of the Business, any Credit Party or any of its Subsidiaries, or, (b) a material impairment of the ability of any Credit Party or any Affiliate of any Credit Party to perform under any Transaction Document to which it is a party, or (c) a material adverse effect upon the legality, validity, binding effect, or enforceability against each Credit Party of any Transaction Document to which it is a party.

“Material Contracts” shall mean the contracts, agreements, commitments and other Contractual Obligations of the Credit Parties and their Subsidiaries required to be set forth on Schedule 5.27.

“Maturity Date” shall mean February 28, 2021.

“Modification” shall mean, with respect to any agreement, instrument or other document, any amendment, supplement or modification of or to any provision of such document, any waiver of any provision of such document, and any consent to any departure by any party from the terms of any provision of such document.

“Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code.

“NBS” shall have the meaning set forth in the first paragraph of this Agreement, and shall include each Person which becomes a successor or permitted assign of NBS.

“New Warrants” shall have the meaning assigned to that term in the recitals hereof.

“Note Register” shall have the meaning assigned to that term in Section 12.17(b).

“Notes” shall mean the Original Notes, the Series E Notes and the Series F Notes.

“Obligations” shall mean and include any and all loans (including the loans evidenced by the Notes), advances, debts, liabilities, obligations, covenants and duties owing by Borrower to Lenders, or to any other direct or indirect subsidiary or affiliate of Lenders of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to Borrower whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) arising under this Agreement and the other Transaction Documents, absolute or contingent, joint or several, due or to become due, contractual or tortious, liquidated or unliquidated, now existing or hereafter arising, including under any amendments, extensions, renewals or increases and all costs and expenses of Lenders incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including attorneys’ fees and expenses owing under this Agreement and the other Transaction Documents, and all obligations of Borrower to Lenders to perform acts or refrain from taking any action.

“Optional Redemption Prices” shall have the meaning assigned to that term in Section 10.01 hereof.

“Ordinary Course of Business” shall mean the ordinary course of the Credit Parties’ business as conducted on the Closing Date.

“Organization Documents” shall mean, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Acquisition Agreements” shall mean (i) Original Membership Interest Purchase Agreement, and (ii) the Asset Purchase and Sale Agreement dated as of January 30, 2012 by and among ISG, Sellers, the JK Trust, Borrower and Parent, as amended, including amendments dated June 6, 2012, August 20, 2012, and September 21, 2012 and all exhibits and schedules thereto.

“Original Lenders” shall have the meaning assigned to that term in the recitals hereof.

“Original Loan Documents” shall have the meaning assigned to that term in Section 1.06.

“Original Membership Interest Purchase Agreement” shall mean the Membership Interest Purchase and Sale Agreement, dated as of January 30, 2012, by and among Sellers, NBS, Borrower and Parent, as amended, including amendments dated June 6, 2012, August 20, 2012, September 21, 2012 and October 24, 2012 and all exhibits and schedules thereto.

“Original Notes” shall mean the Series A Notes, the Series B Notes, the Series C Notes and the Series D Notes.

“Original Obligations” shall have the meaning assigned to that term in Section 1.06.

“Original Securities Purchase Agreement” shall have the meaning assigned to that term in the recitals hereof.

“Original Warrants” shall have the meaning assigned to that term in the recitals hereof.

“Other Taxes” shall mean all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Transaction Document or from the execution or delivery of this Agreement or any other Transaction Document.

“Parent” shall have the meaning set forth in the first paragraph of this Agreement, and shall include each Person which becomes a successor or permitted assign of Parent.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Title IV of ERISA, or any successor agency or other Governmental Authority succeeding to the functions thereof.

“Pension Plan” shall mean any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Credit Party or any ERISA Affiliate or to which any Credit Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Liens” shall mean (a) Liens in favor of Agent, for its benefit and the ratable benefit of the Lenders, (b) Working Capital Liens granted to the Working Capital Lender by Credit Parties other than Borrower; (c) Liens for Taxes, assessments or other governmental charges not delinquent or being Properly Contested; (d) deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business; (f) Liens arising by virtue of the rendition, entry or issuance against any Credit Party or any of its Subsidiaries, or any property of any such Person, of any judgment, writ, order or decree, provided that such Liens are in existence for less than twenty (20) consecutive days after they first arises or is being Properly Contested; (g) mechanics’, workers’, materialmen’s or other like Liens arising in the Ordinary Course of Business with respect to obligations which are not due or which are being Properly Contested; (h) Liens placed upon equipment or Real Property hereafter acquired or leased to secure a portion of the purchase price or lease thereof, provided that (A) any such lien shall not encumber any other property of the Credit Parties and (B) the aggregate amount of Indebtedness incurred as a result of such purchases, during any fiscal year, shall not exceed the amount provided for in Section 9.15(c); (i) Liens disclosed on Schedule 9.02; (j) non-exclusive licenses of intellectual property, and leases or subleases of equipment or Real Property, in each case granted to third Persons in the Ordinary Course of Business and which do not interfere in any material respect with the operations of the business of the Credit Parties; and (k) subject to the provisions of the Subordination Agreement, Liens in favor of the holders of the First Lien Indebtedness pursuant to the First Lien Credit Documents.

“Person” shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“PingTone” shall have the meaning set forth in the first paragraph of this Agreement, and shall include each Person which becomes a successor or permitted assign of PingTone.

“PingTone Acquisition Agreement” shall mean the Agreement and Plan of Merger, dated as of October 15, 2014, by and among Parent, Fusion PTC Acquisition, Inc., a Delaware corporation, PingTone Communications, Inc., a Delaware corporation, J. Shelby Bryan, solely in his capacity as Stockholder Representative (the “PingTone Stockholder Representative”) and J. Shelby Bryan, Steven Wheeler, and Janal LLP.

“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA, other than a Multiemployer Plan, maintained for employees of the Credit Parties prior to the Closing Date, or any member of the Controlled Group or any such Plan to which any Credit Party or any member of the Controlled Group is required to contribute on behalf of any of its employees.

“Pledge Agreement” shall mean the Amended and Restated Pledge Agreement, dated as of the Closing Date, by and among Parent, each Subsidiary of Parent from time to time party thereto, and the Agent, substantially in the form of Exhibit B hereto, as the same may be amended, restated, supplemented or otherwise modified.

“Plexus” shall have the meaning assigned to that term in the recitals hereof.

“Plexus Lenders” shall have the meaning assigned to that term in the recitals hereof.

“Plexus Payoff” shall have the meaning assigned to that term in the recitals hereof.

“Plexus QP III” shall have the meaning assigned to that term in the recitals hereof.

“Plexus III” shall have the meaning assigned to that term in the recitals hereof.

“Prior Securities Purchase Agreements” shall have the meaning assigned to that term in the recitals hereof.

“Pro Forma Balance Sheet” shall have the meaning assigned to that term in Section 5.11(a).

“Projections” shall have the meaning assigned to that term in Section 5.11(b).

“Properly Contested” shall mean contested in good faith by appropriate proceedings diligently conducted which stay the enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by the Credit Parties and their Subsidiaries; provided, that no such Lien shall have any effect on the priority of the Liens in favor of Agent for its benefit and for the ratable benefit of Lenders or the value of the assets on which Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect.

“Purchase Money Indebtedness” shall mean and include (i) Indebtedness (other than the Indebtedness under the Notes) of any Credit Party for the payment of all or any part of the purchase price of any equipment, (ii) any Indebtedness (other than the Indebtedness under the Notes) of any Credit Party incurred at the time of or within thirty (30) days prior to or one hundred twenty (120) days after the acquisition of any equipment for the purpose of financing all or any part of the purchase price thereof (whether by means of a loan agreement, Capital Lease or otherwise), and (iii) any renewals, extensions or refinancings (but not any increases in the principal amounts) thereof outstanding at the time.

“Questionnaire” shall mean the Perfection Certificate and the responses thereto executed by the Borrower and delivered to Agent in connection with this Agreement.

“RCRA” shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.

“Real Property” shall mean, with respect to each Credit Party, all of such Credit Party’s right, title and interest in and to (x) the owned and leased premises identified on Schedules 5.08(a) and 5.08(b) hereto, and (y) any owned or leased premises acquired by such Credit Party after the Closing Date.

“Releases” shall have the meaning assigned to that term in Section 5.15(c) hereof.

“Reportable Event” shall mean a reportable event described in Section 4043(b) of ERISA or the regulations promulgated thereunder.

“Required Lenders” shall mean Lenders holding greater than sixty percent (60%) of the outstanding principal amount of the Notes.

“Requirement of Law” or “Requirements of Law” shall mean any requirement, direction, policy or procedure of any Applicable Law or License, judgment, or Consent.

“Restricted Payment” shall mean: (a) any dividend or other distribution, direct or indirect (whether in cash or property), on account of any Equity Interests of any Credit Party or any of its Subsidiaries, now or hereafter outstanding, except a dividend payable solely in shares of that class of Equity Interest to the holders of that class; (b) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Credit Party or any of its Subsidiaries now or hereafter outstanding, or the issuance of a notice of an intention to do any of the foregoing (or setting aside any funds for any of the foregoing purposes); (c) any payment or prepayment of interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness subordinated to the Indebtedness existing pursuant to the Notes and this Agreement, other than, as expressly permitted under the terms of the applicable subordination agreement to which Agent and/or Lenders are a party; (d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any Equity Interests of any Credit Party or any of its Subsidiaries now or hereafter outstanding; (e) any director fee paid to any member of the Board of Directors of any Credit Party who is also an employee of any Credit Party; (f) any payment by any Credit Party to any Seller, whether under the Seller Note or otherwise, except to the extent permitted by the Seller Subordination Agreement and provided that after giving effect to such payment the Credit Parties are in compliance on a pro forma basis with the covenants set forth in Section 9.15, recomputed for the most recent quarter for which financial statements have been delivered, and except for salary payments to Jonathan Kaufman at a rate not greater than $250,000 per year without the prior written consent of Agent; (g) any payment by any Credit Party to Marvin Rosen except to the extent permitted by the Rosen Subordination Agreement and provided that after giving effect to such payment the Credit Parties are in compliance on a pro forma basis with the covenants set forth in Section 9.15, recomputed for the most recent quarter for which financial statements have been delivered, (h) any payments to the sellers under the BVX Acquisition Agreement, except pursuant to the terms and conditions of the BVX Acquisition Agreement, as in effect on December 16, 2013, (i) any payments to the PingTone Stockholders’ Representative or the stockholders of PingTone existing immediately prior to the consummation of the merger contemplated by the PingTone Acquisition Agreement, except pursuant to the terms and conditions of the PingTone Acquisition Agreement, as in effect on the date hereof, (j) any payments to the sellers under the Fidelity Acquisition Documents, except pursuant to the terms and conditions of the Fidelity Acquisition Agreement, as in effect on the Closing Date or (K) any payments to Parent; provided, however, that the term “Restricted Payments” shall not include (x) intercompany payments made in the Ordinary Course of Business for funding of such Credit Party’s payroll and terminating NBS traffic on the Parent’s network, provided that any payments by Borrower to Parent shall be at direct cost plus a mark-up not in excess of the average mark-up provided to third party customers for similar services, (y) any Corporate Allocation Payment, provided that (A) no Default or Event of Default shall have occurred and be continuing or would result from the making of such payment, (B) any proposed  Corporate Allocation Payment,  together with all other Corporate Allocation Payments made during the period of twelve (12) consecutive fiscal months ending on the last day of the month in which such proposed Corporate Allocation Payment is to be made, shall  not in the aggregate exceed the sum of $1,000,000 plus an amount equal to 0.30 multiplied by the amount, if any, by which Adjusted EBITDA for such period exceeds $12,000,000, and, (C) Corporate Allocation Payments made in any fiscal year shall not exceed $3,500,000 in the aggregate, or (z) payments under the Original Acquisition Agreements, other than under the Seller Note.

“Rosen Note” shall mean the promissory note dated August 28, 2015 made by Parent payable to Marvin Rosen in the principal amount of $1,478,081.

“Right of First Refusal Agreement” shall mean the Right of First Refusal Agreement dated as of the Initial Closing Date among Parent and the Lenders substantially in the form of Exhibit G to the Original Securities Purchase Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Rosen Subordination Agreement” shall mean the Subordination Agreement dated as of the Initial Closing Date by and among Marvin Rosen, the  Original Lenders, the Agent and Parent, substantially in the form of Exhibit I to the Original Securities Purchase Agreement, as the same may be amended, restated, supplemented or otherwise modified, including pursuant to that certain Ratification dated as of the Closing Date among the Credit Parties, Marvin Rosen, the Working Capital Lender, First Lien Agent and the Agent.

“SBA” shall mean the United States Small Business Administration or any successor thereto.

“SBA Regulations” shall mean the Small Business Investment Act of 1958, as amended, and the Regulations of SBA thereunder.

“SBA Side Letters” shall mean that certain Small Business Side Letter, dated as of the Initial Closing Date, by and between the Borrower and Fund III in the form of Exhibit L-1 to the Original Securities Purchase Agreement, as may be amended, restated, supplemented or otherwise modified.

“SBIC” shall mean a small business investment company that is licensed by the SBA.

“Second Restatement Closing Date” shall mean October 31, 2014.

“Securities” shall mean the Notes and the Warrants.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder as the same shall be in effect at the time.

“Seller Note” shall mean the promissory note dated the Initial Closing Date issued by Borrower to Sellers pursuant to the Original Membership Interest Purchase Agreement, in the maximum principal amount of $600,000.

“Seller Subordination Agreement” shall mean the Subordination Agreement dated as of the Initial Closing Date by and among the Sellers, the Original Lenders, the Agent and Parent, substantially in the form of Exhibit H to the Original Securities Purchase Agreement, as the same may be amended, restated, supplemented or otherwise modified.

“Sellers” shall mean Jonathan Kaufman, a resident of the State of New Jersey and Christiana Trust, a division of WSFS Bank, as trustee of the LK Trust, a Delaware Trust.

“Senior Debt Payments” shall mean and include for any period, (a) the aggregate of regularly scheduled principal payments of all Senior Indebtedness made or to be made by the Borrower and its Subsidiaries during such period, plus (b) all interest expense actually paid on the Senior Indebtedness during such period, plus (c) all fees, commissions and charges with respect to the Senior Indebtedness paid during such period.

“Senior Indebtedness” shall mean the Indebtedness evidenced by the Notes and by the First Lien Credit Agreement.

“Separateness Requirements” shall mean the requirements set forth in Article 16 hereof.

“Series A Notes,” “Series B Notes,” “Series C Notes,” “Series D Notes,” “Series E Notes” and “Series F Notes” shall have the respective meaning assigned to those terms in the recitals to this Agreement.

“Solvent” means, as to any Person at any time, that (i) the fair value of the assets of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Subordinated Debt Payments” shall mean and include all cash actually expended by the Borrower and its Subsidiaries to make payments of (x) principal and interest on any Subordinated Debt (y) all fees, commissions and charges with respect to the Subordinated Debt.

“Subordinated Debt” shall mean all Indebtedness of Borrower and its Subsidiaries which is subordinated to the Senior Indebtedness on terms satisfactory to Lenders.

“Subordination Agreement” means that certain Subordination Agreement, dated as of August 28, 2015, by and among Borrower, the other Credit Parties, Agent and the First Lien Agent.

“Subsidiary” of a Person (the “parent”), shall mean a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, by such parent; excluding however any such entity for so long as it conducts no business and has assets of less than $10,000.00.  For purposes of this definition, “controlled by” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Credit Party.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any other master agreement (any such master agreement, together with any related schedules, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Target Companies” means, collectively, the Initial Fidelity Entities and FTL.

“Target Transactions” means, collectively, the acquisition by Borrower of all of the outstanding Equity Securities of each of the Target Companies, in each case in accordance with the Fidelity Acquisition Documents (in each case as in effect on the date hereof).

“Tax” shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“10/31/14 Securities Purchase Agreement” shall have the meaning assigned to that term in the recitals hereof.

“Termination Event” shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of any Credit Party or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Credit Party or any member of the Controlled Group from a Multiemployer Plan.

“Trading with the Enemy Act” shall mean the foreign assets control regulations of the United States Treasury Department (31CFR, Subtitle B, Chapter V, as amended) and any enabling legislation, regulations or executive order relating thereto.

“Transaction Documents” shall mean collectively, this Agreement, the Notes, any Guaranty, the Pledge Agreement, the SBA Side Letters, the Right of First Refusal Agreement, the Seller Subordination Agreement, the Rosen Subordination Agreement, the Working Capital Intercreditor Agreement, the Subordination Agreement, the Intellectual Property Security Agreements, the Management Rights Agreements, any Collateral Access Agreement, any Control Agreement, and any joinder agreement to or contemplated by any of the foregoing documents, as each may be amended, modified, supplemented or restated from time to time in accordance with the terms thereof.

“Transactions” shall have the meaning assigned to that term in Section 5.11(a) hereof.

“12/31/13 Securities Purchase Agreement” shall have the meaning assigned to that term in the recitals hereof.

“UCC” shall have assigned to that term in Section 1.04 hereof.

“USA Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Warrants” shall mean the Original Warrants, the New Warrants and the Warrant Shares.

“Warrant Shareholders” shall mean, collectively, the Original Lenders, Plexus III, Plexus QP III and United.

“Warrant Shares” means the shares of Parent’s common stock issued to the Warrant Shareholders in connection with the 8/28/15 Securities Purchase Agreement.

“Working Capital Agreement” shall have the meaning assigned to that term in Section 9.07(g) hereof.

“Working Capital Debt” shall have the meaning assigned to that term in Section 9.07(g) hereof.

“Working Capital Lender” shall have the meaning assigned to that term in Section 9.07(g) hereof.

“Working Capital Liens” shall mean have the meaning assigned to that term in Section 9.07(g) hereof.

“Working Capital Intercreditor Agreement” shall mean the Intercreditor Agreement, dated as of the Initial Closing Date, by and among the Working Capital Lender, the Lenders, the Agent, Borrower, Parent, NBS, BVX, and each other Subsidiary from time to time party thereto, as amended by the First Amendment thereto dated as of December 31, 2013 and by the Second Amendment thereto dated as of the Closing Date and as may be further amended, amended and restated, extended, supplemented, refinanced or otherwise modified from time to time.

1.02 Accounting Terms; Financial Statements.  All accounting terms used herein and not expressly defined in this Agreement shall have the respective meanings given to them in conformance with GAAP, as consistently applied to the applicable Person.  Financial statements and other information furnished after the Closing Date pursuant to this Agreement or the other Transaction Documents shall be prepared in accordance with GAAP as in effect at the time of such preparation, provided, however, that if at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Transaction Document, and any of the Borrower or the Agent shall so request, the Agent, the Lenders and the Credit Parties shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Credit Parties shall provide to the Lenders financial statements and other documents required under this Agreement which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.03 Knowledge of the Credit Parties.  All references to the knowledge of any Credit Party or to facts known by any Credit Party shall mean actual knowledge or notice of a senior officer of such Credit Party or of any of such Credit Party’s Subsidiaries or any division of such Credit Party, as the case may be, or knowledge which such Person could reasonably have acquired through the exercise of due inquiry.

1.04 UCC Terms.  All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York from time to time (the “UCC”) shall have the meaning given therein unless otherwise defined herein.  Without limiting the foregoing, the terms “accounts”, “chattel paper”, “instruments”, “general intangibles”, “payment intangibles”, “supporting obligations”, “securities”, “investment property”, “documents”, “deposit accounts”, “software”, “letter of credit rights”, “inventory”, “equipment” and “fixtures”, as and when used shall have the meanings given to such terms in Articles 8 or 9 of the UCC.  To the extent the definition of any category or type of Collateral is expanded by any amendment, modification or revision to the UCC, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

1.05 Certain Matters of Construction.  The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.  All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.  Any pronoun used shall be deemed to cover all genders.  Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa.  All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.  Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including references in any Transaction Document to any other Transaction Document, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.  All references herein to the time of day shall mean the time in New York, New York.  Whenever the words “including” or “include” shall be used, such words shall be understood to mean “including, without limitation” or “include, without limitation”.  A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by the Required Lenders.  Any Lien referred to in this Agreement or any of the other Transaction Documents as having been created in favor of Agent, any agreement entered into by Agent pursuant to this Agreement or any of the Transaction Documents, any payment made by or to or funds received by Agent pursuant to or as contemplated by this Agreement or any of the Transaction Documents, or any act taken or omitted to be taken by Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Agent and Lenders.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists.  In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

1.06 Effect of this Agreement; Modification of Transaction Documents.

Upon the execution and delivery of this Agreement, the obligations and other liabilities (including interest and fees accrued to the date hereof) governed by the 8/28/15 Securities Purchase Agreement (collectively, the “Original Obligations”) shall continue to be in full force and effect to the extent remaining unpaid, but shall be governed by the terms and conditions set forth in this Agreement. Each Credit Party hereby reaffirms its obligations under each Transaction Document (as defined in the 8/28/15 Securities Purchase Agreement, collectively, the “Original Loan Documents”) to which it is party, as amended, supplemented or otherwise modified by this Agreement and by the other Transaction Documents delivered at the Closing.  Each Credit Party further agrees that each such Original Loan Document shall remain in full force and effect as amended as of the Closing Date following the execution and delivery of this Agreement and that all references to the “Agreement” in such Original Loan Documents shall be deemed to refer to this Agreement.  The execution and delivery of this Agreement shall constitute an amendment, replacement and restatement, but not a novation or repayment, of the Original Obligations.

ARTICLE 2

PURCHASE AND SALE OF THE SECURITIES

2.01 [Intentionally Omitted]

2.02 Fees at Closing; Expenses.  Concurrently with the execution hereof, the Borrower shall (a) pay to, or as directed by, Agent the remaining $125,000 of the Advisory Fee (as defined in the 8/28/15 Securities Purchase Agreement) and (b) reimburse all of the Lenders’ reasonable out-of-pocket expenses (including fees, charges and disbursements of counsel and consultants) incurred in connection with (i) the negotiation and execution and delivery of this Agreement and the other Transaction Documents and the Lenders’ due diligence investigation and (ii) the transactions contemplated by this Agreement and the other Transaction Documents, which payments shall be made by wire transfer of immediately available funds or Automated Clearing House (ACH) payment to an account or accounts designated by the Lenders.

2.03  Closing.  The closing of the transactions contemplated hereby (the “Closing”) shall be held at the offices of Morrison Cohen LLP, 909 Third Avenue, New York, NY 10022 at 10:00 a.m., New York time, on December 8, 2015 (the “Closing Date”).

2.04 Financial Accounting Positions; Tax Reporting.  Each of the parties hereto agrees to take reporting and other positions with respect to the Securities which are consistent with the purchase price of the Securities set forth in the Prior Securities Purchase Agreements for all financial accounting purposes, unless otherwise required by applicable GAAP or Commission rules.  If any position inconsistent with the purchase price of the Securities set forth herein is taken, the covenants shall be adjusted to the extent necessary to eliminate any impact caused by such inconsistent position.  Each of the parties to this Agreement agrees to take reporting and other positions with respect to the Securities which are consistent with the purchase price of the Securities set forth in Prior Securities Purchase Agreements for all other purposes, including for all federal, state and local tax purposes, except as otherwise required by Applicable Law.

2.05 Interest.  The Borrower shall pay interest (“Interest”) (i) on the principal amount of the Notes at the rate (i) from and after August 28, 2015, of ten and eighty hundredths percent (10.8%) per annum and (ii) for periods prior to August 28, 2015, at the rates provided in the Prior Securities Purchase Agreements (the “Interest Rate”), as set forth in clause (a) below.  Interest on the Notes shall accrue from and including the date of issuance through and until repayment of the principal amount of the Notes and payment of all Interest in full, and shall be computed on the basis of a 360-day year of twelve 30-day months.  Interest shall be paid as follows and all Interest accrued and unpaid through the Maturity Date shall be paid in full on the Maturity Date:

(a) Cash Interest.  Interest shall be paid monthly in arrears on the last day of each calendar month of each year or, if any such date shall not be a Business Day, on the immediately preceding Business Day to occur prior to such date (each date upon which Interest shall be so payable, an “Interest Payment Date”), beginning on October 31, 2012 with respect to the Original Notes, January 31, 2014 with respect to the Series C Notes and the Series D Notes, November 30, 2014 with respect to the Series E Notes and August 31, 2015 with respect to the Series F Notes, by wire transfer of immediately available funds or by Automated Clearing House (ACH) payment, in either case to an account at a bank designated in writing by each Lender.  In the absence of any such written designation, any such Interest payment shall be deemed made on the date a check in the applicable amount payable to the order of each Lender is delivered to such Lender at its last address as reflected in the Note Register of the Borrower; if no such address appears, then to such Lender in care of the last address in such Note Register of any predecessor holder of the Notes (or its predecessor).

(b) [Intentionally Omitted].

(c) Default Interest.  Notwithstanding the foregoing provisions of this Section 2.06, but subject to Applicable Law, any overdue principal of and overdue Interest on the Notes shall bear interest, payable on demand in immediately available funds, for each day from the date payment thereof was due to the date of actual payment, at a rate equal to the sum of (i) the Interest Rate and (ii) an additional two percent (2%) per annum, and, upon and during the occurrence of an Event of Default, the Notes shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived, payable on demand in immediately available funds, at a rate equal to the sum of (i) the Interest Rate, and (ii) an additional two percent (2%) per annum.  Subject to Applicable Law, any interest that shall accrue on overdue interest on the Notes as provided in the preceding sentence and shall not have been paid in full on or before the next Interest Payment Date to occur after the date on which the overdue interest became due and payable shall itself be deemed to be overdue interest to which the preceding sentence shall apply.

(d) No Usurious Interest. In the event that any interest rate(s) or premiums provided for in this Section 2.06 or otherwise in this Agreement, shall be determined to be unlawful, such interest rate(s) shall be computed at the highest rate permitted by Applicable Law.  Any payment by the Credit Parties of any interest amount in excess of that permitted by Applicable Law shall be considered a mistake, with the excess being applied to the principal amount of the Notes without prepayment premium or penalty; if no such principal amount is outstanding, such excess shall be returned to the Credit Parties.

(e) AHYDO.  Notwithstanding anything to the contrary contained in Section 2, if (1) the loans evidenced by the Notes remain outstanding after the fifth anniversary of the initial issuance thereof and (2) the aggregate amount of the accrued but unpaid interest on such loans (including any amounts treated as interest for federal income tax purposes, such as “original issue discount”) as of any Testing Date occurring after such fifth anniversary exceeds an amount equal to the Maximum Accrual, then all such accrued but unpaid interest on such loans (including any amounts treated as interest for federal income tax purposes, such as “original issue discount”) as of such time in excess of an amount equal to the Maximum Accrual shall be paid in cash by the Borrower to the holders thereof on such Testing Date, it being the intent of the parties hereto that the deductibility of interest under such loans shall not be limited or deferred by reason of Section 163(i) of the Code.  For these purposes, the “Maximum Accrual” is an amount equal to the product of the issue price of such loans (as defined in Code Sections 1273(b) and 1274(a)) and their yield to maturity, and a “Testing Date” is any Interest Payment Date and the date on which any “accrual period” (within the meaning of Section 1272(a)(5) of the Code) closes.  Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the date on which the final principal payment on such loans is made.

(f) SBA Cost of Money Limitation.  The sum of (i) the Interest Rate paid by the Credit Parties to the Lenders and (ii) all other consideration paid by the Credit Parties to the Lenders pursuant to the Notes and any other provision of this Agreement that constitutes Cost of Money, shall not exceed, with respect to any Lender that is an SBIC, the ceiling for the Cost of Money that is applicable to the Notes pursuant to SBA Regulations.  Any payment to a Lender that is an SBIC of default interest pursuant to Section 2.06(c), Mandatory Redemption Price or other consideration pursuant to this Agreement that results in the Cost of Money for the Notes being in excess of the applicable ceiling for the Cost of Money for the Notes shall be considered an error and shall be returned to the Credit Parties.

ARTICLE 3

CONDITIONS TO THE OBLIGATIONS OF THE

LENDERS

The obligation of the Lenders to execute and deliver this Agreement and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Lenders of the following conditions on or before the Closing Date; provided, however, that any waiver of a condition shall not be deemed a waiver of any breach of any representation, warranty, agreement, term or covenant or of any misrepresentation by the Credit Parties.

3.01 Representations and Warranties.  The representations and warranties of the Credit Parties contained in Article 5 hereof shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date, and the Agent shall have received a certificate to the foregoing effect, dated the Closing Date, and executed by an Authorized Officer of each Credit Party.

3.02 Compliance with this Agreement.  The Credit Parties shall have performed and complied with all of their agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Credit Parties on or before the Closing Date, and the Agent shall have received at the Closing certificates to the foregoing effect, dated the Closing Date, and executed by an Authorized Officer of each Credit Party.

3.03 Secretary’s Certificates.  The Agent shall have received a certificate from each Credit Party, dated the Closing Date and signed by the Secretary or an Assistant Secretary of such Credit Party, certifying (a) that the attached copies of the Organization Documents of such Credit Party, as the case may be, (or other applicable organizational or constituent documents), and resolutions of the Board of Directors (or other applicable authority) of such Credit Party approving the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby are all true, complete and correct and remain unamended and in full force and effect, and (b) the incumbency and specimen signature of each officer of such Credit Party executing any Transaction Document to which it is a party or any other document delivered in connection herewith and therewith on behalf of such Credit Party.

3.04 Transaction Documents.  The Credit Parties shall have executed and delivered to the Agent the Pledge Agreement and Agent shall have received revised schedules to the Pledge Agreement which reflect the ownership of the Initial Fidelity Entities by Borrower and all certificates representing all Equity Interests being pledged pursuant thereto and related undated powers duly executed in blank, which documents may be, subject to the Subordination Agreement, delivered to the First Lien Agent for the benefit of the Lenders, as required thereby. The Agent shall have received all other Transaction Documents, duly executed by the parties thereto and true, complete and correct copies of such other agreements, schedules, exhibits, certificates, documents, financial information and filings, including without limitation the Questionnaire,  as it may request in connection with or relating to the transactions contemplated hereby, all in form and substance satisfactory to the Agent.

3.05  [Intentionally omitted].

3.06 Opinion of Counsel.  The Agent shall have received an opinion of counsel and outside regulatory counsel to the Credit Parties, relating to the transactions contemplated by or referred to herein, dated as of the Closing Date and in form and substance acceptable to the Agent.

3.07 Approval of Counsel to the Lenders.  All actions and proceedings hereunder and all agreements, schedules, exhibits, certificates, financial information, filings and other documents required to be delivered by the Credit Parties and each of their respective Subsidiaries hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been in form and substance acceptable to Morrison Cohen LLP, counsel to the Agent and the Lenders, in its reasonable judgment (including the opinions of counsel referred to in Section 3.06 hereof).

3.08 Consents and Approvals.  All Consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of each Credit Party and each of its Subsidiaries necessary, desirable, or required in connection with the execution, delivery or performance (including the payment of interest on the Notes) by such Credit Party, or enforcement against such Credit Party of the Transaction Documents to which it is a party, shall have been obtained and be in full force and effect, and the Agent shall have been furnished with appropriate evidence thereof, and all waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

3.09 Lien Searches; Payment of Outstanding Indebtedness.  The Agent shall have received copies of all UCC financing statements and federal and state tax lien searches as Agent shall have reasonably requested of the Credit Parties, and such termination statements, releases or other documents as may be reasonably necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens, and Liens to be terminated on the Closing Date).  Without limiting the foregoing, all Indebtedness identified in Schedule 3.09, together with all interest, all payment premiums and all other amounts due and payable with respect thereto, shall have been paid in full and all commitments in respect of such Indebtedness shall have been permanently terminated, and all Liens securing payment of any such Indebtedness shall have been released, and the Lenders shall have received all payoff and release letters, UCC Form UCC-3 termination statements or other instruments or agreements as may be suitable or appropriate in connection with the release of any such Liens.

3.10 [Intentionally omitted].

3.11 No Material Judgment or Order.  There shall not be  on the Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which, in the judgment of the Lenders, would prohibit the execution and delivery of this Agreement or the consummation of the Transactions.

3.12 Pro Forma Balance Sheet.

  The Credit Parties shall have delivered to the Agent as of the Closing Date the Pro Forma Balance Sheet, certified by the chief financial officer of each Credit Party that they fairly present the pro forma adjustments reflecting the consummation of the transactions contemplated by the Transaction Documents, including all fees and expenses in connection therewith.

3.13 Good Standing Certificates.

  Each Credit Party shall have delivered to the Agent as of the Closing Date, good standing certificates for itself and each of its Subsidiaries for each of their respective jurisdictions of incorporation and all other jurisdictions in which the failure to be qualified to do business could reasonably be expected to have a Material Adverse Effect.

3.14 No Litigation.  No Litigation shall have been commenced of threatened, and no investigation by any Governmental Authority shall have been commenced or threatened:  (i) seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions, or (ii) which, if resolved adversely to any such Person, could reasonably be expected to have a Material Adverse Effect.

3.15 Consummation of the Transactions. Agent shall have received final executed copies of the Fidelity Acquisition Documents and all related agreements, documents and instruments as in effect on the Closing Date all of which shall be satisfactory in form and substance to Agent and the transactions contemplated by such documentation shall be consummated prior to or simultaneously with the Closing.  The Borrower shall have received gross cash proceeds in the amount of $25,000,000 from borrowings under the term loan facility and $2,500,000 from borrowings under the revolving loan facility pursuant to the terms of the First Lien Credit Agreement and no Default or Event of Default (as defined in the First Lien Credit Agreement) shall exist under the First Lien Credit Agreement.  The Lenders shall have received fully executed copies of the First Lien Credit Agreement and the other First Lien Credit Documents, which, together with the Fidelity Acquisition Documents shall be certified by an Authorized Officer of the Borrower as being true, correct and complete and the transactions contemplated by such documentation shall be consummated prior to or simultaneously with the execution and delivery of this Agreement.

3.16 Flow of Funds.  The Agent shall have received a certificate executed by an Authorized Officer of the Borrower setting forth a flow of funds evidencing the Transactions.

3.17 [Intentionally omitted]

3.18 [Intentionally omitted]

3.19 [Intentionally omitted]

3.20 Adverse Change.  Nothing shall have occurred since December 31, 2014, which the Lenders shall determine has had, or could reasonably be expected to have, a Material Adverse Effect or otherwise impact the markets in which any Credit Party or any of its Subsidiaries conducts its business.

3.21 [Intentionally omitted]

3.22 Fees and Expenses.  On the Closing Date, Agent and the Lenders shall have received all costs, fees and expenses contemplated by Section 2.02.

3.23 Insurance Certificates.  On the Closing Date, the Lenders shall have received evidence of insurance complying with the requirements of Section 8.09 for the business and properties of the Credit Parties (other than FANL, FCL, FVS and FANI) and evidence of the existing insurance coverage together with certificates of insurance acceptable to Agent, for the business and properties of FANL, FCL, FVS and FANI.

3.24 Conduct of Business.  Since December 31, 2014, the Credit Parties shall have conducted their business in the Ordinary Course of Business, and the holders of the Equity Interests of the Credit Parties shall have taken no actions to impair the value of the business of the Credit Parties.

3.25 Transfer Taxes.  The Credit Parties shall pay all sales, use, transfer, real property transfer and other similar Taxes, if any, arising out of or in connection with the transactions effected pursuant to this Agreement.

3.26 Separateness Requirements.  The Agent shall have received evidence satisfactory to it that the Credit Parties are in compliance with the Separateness Requirements on the Closing Date.

ARTICLE 4

Collateral; General Terms

4.01 Security Interest in the Collateral.  To secure the prompt payment and performance of the Obligations, Borrower hereby grants to Agent for its benefit and the benefit of each Lender a continuing security interest in and to and Lien on all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located.  To secure the prompt payment and performance of the Guarantors’ Obligations, each Guarantor hereby grants to Agent for its benefit and the benefit of each Lender a continuing security interest in and to and Lien on all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located.  Each Credit Party shall provide Agent with written notice of all commercial tort claims promptly following its determination that it has any such claim, such notice to contain the case title (if any proceeding has been commenced thereon) together with the applicable court and a brief description of the claim(s).  Upon delivery of each such notice, each Credit Party shall be deemed to hereby grant to Agent for its benefit and the benefit of each Lender a security interest and Lien in and to such commercial tort claim(s) and all proceeds thereof and execute and deliver to Agent any further agreement or document requested by Agent to further evidence the grant of a security interest in such claim.

4.02 Perfection of Security Interest.  Each Credit Party shall take all action that may be reasonably necessary or desirable, or that Agent may reasonably request, in order to maintain at all times the validity, perfection, enforceability and priority of Agent’s security interest in and Lien on the Collateral or to enable Agent and Lenders to protect, exercise or enforce their rights hereunder and in the Collateral, including (i) immediately discharging all Liens other than Permitted Liens, (ii) obtaining Collateral Access Agreements in accordance with Sections 8.16 and 8.18, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credit and advices thereof and documents evidencing or forming a part of the Collateral, and (iv) executing and/or delivering financing statements, control agreements, instruments of pledge, mortgages, notices, assignments and other documents, in each case in form and substance reasonably satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent’s security interest and Lien under the Uniform Commercial Code or other Applicable Law.  Each Credit Party hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements or any similar document in any applicable jurisdictions and with any filing offices as Agent may determine are necessary or advisable to perfect the security interest granted to Agent for its benefit and the benefit of each Lender herein.  Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or a description of collateral that describes such property in any other manner as Agent may determine is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to Agent for its benefit and the benefit of each Lender herein, including describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.”  All actual, out-of-pocket charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be added to the Obligations, or, at Agent’s option, shall be paid by each Credit Party to Agent immediately upon demand.

4.03 Safeguarding Collateral.  Each Credit Party will take commercially reasonable efforts at all times to safeguard, protect and preserve all Collateral other than dispositions expressly permitted hereunder.

4.04 Ownership of Collateral.  With respect to the Collateral, at the time the Collateral becomes subject to Agent’s security interest: (i) except as set forth on Schedule 4.04, each Credit Party shall be the sole owner of and fully authorized and able to sell, transfer, assign each Credit Party’s rights to, pledge and/or grant a security interest and Lien in each and every item of Collateral to Agent for its benefit and the benefit of each Lender and, except for Permitted Liens, the Collateral shall be free and clear of all Liens or encumbrances whatsoever; (ii) the Lien on the Collateral granted by each Credit Party other than Parent shall be, except for the Liens in favor of the holders of the First Lien Indebtedness, but subject to the Subordination Agreement, a first priority security interest and the Lien on the Collateral granted by Parent shall be a security interest subject only to the Working Capital Liens; (iii) each document and agreement executed by each Credit Party or delivered to Agent and Lenders in connection with this Agreement shall be true and correct in all material respects; and (iv) all signatures and endorsements of each Credit Party that appear on such documents and agreements shall be genuine and each Credit Party shall have full capacity to execute same.

4.05 Defense of Agent’s Interest.  Until (a) full and indefeasible payment and performance of all of the Obligations and (b) termination of this Agreement, Agent’s interest in the Collateral shall continue in full force and effect.  Each Credit Party shall use commercially reasonable efforts to defend Agent’s interest in the Collateral against any and all Persons whatsoever.

4.06 Financial Disclosure.  Each Credit Party hereby irrevocably authorizes and directs all accountants and auditors employed by each Credit Party at any time to exhibit and deliver to Agent copies of any of each Credit Party’s financial statements, trial balances or other accounting records of any sort in the accountant’s or auditor’s possession (other than work papers and other proprietary information of such accountants and auditors), and to disclose to Agent any information such accountants may have concerning each Credit Party’s financial status and business operations.  Each Credit Party hereby authorizes all Governmental Authorities to furnish to Agent copies of material reports or examinations relating to each Credit Party; however, Agent will attempt to obtain such information or materials directly from each Credit Party prior to obtaining such information or materials from such accountants or Governmental Bodies.

4.07 Accounts.

(a) Nature of Accounts.  Each of the Accounts of the Credit Parties is and shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of each Credit Party, or work, labor or services theretofore rendered by each Credit Party, as applicable, as of the date each Account is created.  The Customer’s obligation with respect thereto shall be due and owing in accordance with each Credit Party’s standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by each Credit Party to Agent.

(b) Solvency of Customers.  Each Customer, to each Credit Party’s knowledge, as of the date each Account is created, is and will be solvent and able to pay all Accounts on which the Customer is obligated in full when due or with respect to such Customers of each Credit Party who are not solvent, each Credit Party has set up on its books and in its financial records bad debt reserves adequate to cover such Accounts.

(c) Chief Executive Offices.  Unless at least ten (10) Business Days prior written notice is given to Agent by each Credit Party of any other office at which each Credit Party keeps its records pertaining to Accounts, all such records shall be kept at such chief executive office shown in Schedule 5.33.

(d) Collection of Accounts.  Upon request of Agent at any time after the occurrence and during the continuance of an Event of Default, each Credit Party will, at each Credit Party’s sole cost and expense but on Agent’s behalf and for Agent’s account, collect all amounts owing on its Accounts, shall not commingle any collections with each Credit Party’s funds or use the same except to pay Obligations, and shall deposit or cause to be deposited into a blocked account (i) with respect to collections of Parent, as designated by the Working Capital Lender, or if not so designated by the Working Capital Lender, Agent, all such collections and (ii) with respect to collections of any Credit Party other than Parent, subject to the Subordination Agreement, as designated by the First Lien Agent or, if the Bank Debt (as defined in the Subordination Agreement) is Paid in Full (as defined in the Subordination Agreement), Agent, all such collections.

(e) Verification and Notification of Assignment of Accounts.  Agent shall have the right, at any time upon the occurrence and during the continuance of an Event of Default, to confirm and verify any and all Accounts by any manner and through any medium it considers advisable.  Upon the occurrence and during the continuance of an Event of Default, Agent shall have the right to send notice of the assignment of, and Agent’s security interest in and Lien on, the Accounts to any and all Customers or any third party holding or otherwise concerned with any of the Collateral.  At all times during such period, (i) the Working Capital Lender and (subject to the Working Capital Intercreditor Agreement) Agent for its benefit and the benefit of each Lender shall have the sole right to collect and commence legal proceedings to collect the Accounts of Parent, take possession of the Collateral of Parent, or both, and (ii) Agent (subject to the Subordination Agreement) for its benefit and the benefit of each Lender shall have the sole right to collect and commence legal proceedings to collect the Accounts of each Credit Party other than Parent, take possession of the Collateral of such Credit Party, or both.  Agent’s actual, out-of-pocket collection expenses, including stationery and postage, telephone, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be added to the Obligations.

(f) Power of Agent to Act on Each Credit Party’s Behalf.  Each Credit Party hereby constitutes Agent or Agent’s designee as each Credit Party’s attorney and agent with power to take each of the following actions (if an Event of Default shall have occurred and be continuing, except those described in the following clause (iii) and (iv) which actions may be taken at any time and from time to time):  (i) to endorse each Credit Party’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign each Credit Party’s name on any invoice or bill of lading relating to any of the Accounts, drafts against Customers, assignments and verifications of Accounts; (iii) to send verifications of Accounts to any Customer, (iv) to sign each Credit Party’s name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent’s interest in the Collateral and to file same; (v) to demand payment of the Accounts; (vi) to enforce payment of the Accounts by legal proceedings or otherwise; (vii) to exercise all of each Credit Party’s rights and remedies with respect to the collection of the Accounts and any other Collateral; (viii) to settle, adjust, compromise, extend or renew the Accounts; (ix) to settle, adjust or compromise any legal proceedings brought to collect Accounts; (x) to prepare, file and sign each Credit Party’s name on a proof of claim in bankruptcy or similar document against any Customer; (xi) to prepare, file and sign each Credit Party’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Accounts; (xii) to change the address for delivery of mail addressed to each Credit Party to such address as Agent may designate and to receive, open and dispose of all mail addressed to either of them and (xiii) to do all other acts and things necessary to carry out this Agreement.  All acts of said attorney and agent or designee are hereby ratified and approved, and said attorney and agent or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid.

(g) No Liability.  Agent shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts or any instrument received in payment thereof, or for any damage resulting therefrom except as a result of the gross negligence or willful misconduct of such Person.  If an Event of Default shall have occurred and be continuing, Agent may, without notice or consent from each Credit Party, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Accounts or any other securities, instruments or insurance applicable thereto and/or release any Credit Party thereof.  If an Event of Default shall have occurred and be continuing, Agent is authorized and empowered to accept the return of the goods represented by any of the Accounts, without notice to or consent by each Credit Party, all without discharging or in any way affecting each Credit Party’s liability hereunder.

(h) Adjustments.  Each Credit Party will not, without Agent’s consent, compromise or adjust any Accounts (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the ordinary course of business of each Credit Party.

4.08 Exculpation of Liability.  Nothing herein contained shall be construed to constitute Agent as agent of any Credit Party for any purpose whatsoever, nor shall Agent be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof.  Agent, whether by anything herein or in any assignment or otherwise, does not assume any of any Credit Party’s obligations under any contract or agreement assigned to Agent, and Agent shall not be responsible in any way for the performance by any Credit Party of any of the terms and conditions thereof.

4.09 Financing Statements.  Except with respect to (a) the financing statements filed by the Working Capital Lender and the First Lien Agent, (b) the financing statements described on Schedule 4.09, and (c) any financing statement with respect to any other  Permitted Lien, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

The Credit Parties, jointly and severally, represent and warrant to each Lender that the following are and, after giving effect to the Transactions, will be, true, correct and complete:

5.01 Existence and Power.  Each Credit Party and each of its Subsidiaries:  (a) is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged; (c) is duly qualified as a foreign entity, licensed and in good standing under the laws of its state of organization and of each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify would not have a Material Adverse Effect; and (d) has the power and authority to execute, deliver and perform its obligations under each Transaction Document to which it is or will be a party and to borrow hereunder.  Schedule 5.01 contains a true, complete and correct list of each Credit Party’s and each of its Subsidiaries’ jurisdiction of organization and each jurisdiction where it is qualified to do business as a foreign entity.

5.02 Authorization; No Contravention.  The execution, delivery and performance by each Credit Party of this Agreement and each other Transaction Document to which it is or will be a party and the consummation of the transactions contemplated hereby and thereby, including the issuance of, or performance of the terms of, the Securities:  (a) has been duly authorized by all necessary action (including, obtaining approval of its stockholders, partners, general partners, members or other applicable equity owners, if necessary); (b) do not and will not contravene the terms of the Organization Documents of such Credit Party or any of its Subsidiaries (or any other applicable organizational or constituent documents), or any amendment thereof or any Requirement of Law applicable to such Person or such Person’s assets, business or properties; (c) do not and will not (i) conflict with, contravene, result in any violation or breach of or default under (with or without the giving of notice or the lapse of time or both), (ii) create in any other Person a right or claim of termination or amendment of, or (iii) require modification, acceleration or cancellation of, any Contractual Obligation of any Credit Party or any of its Subsidiaries; and (d) do not and will not result in the creation of any Lien (or obligation to create a Lien) against any property, asset or business of any Credit Party or any of its Subsidiaries (other than Permitted Liens).

5.03 Governmental Authorization; Third Party Consents.  Except for the requirements of applicable “blue sky” laws, in the case of dispositions of Collateral that constitute securities, applicable securities laws, no approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law or Contractual Obligation, and no lapse of a waiting period under a Requirement of Law or Contractual Obligation, is necessary or required in connection with the execution, delivery or performance by (including the payment of interest on the Notes), or enforcement against (except for any Consents that may be required from a Governmental Authority before Agent may exercise certain rights in connection with an Event of Default), any Credit Party of the Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby.

5.04 Binding Effect.  This Agreement has been, and each of the Transaction Documents to which any Credit Party will be a party will be, duly executed and delivered by such Credit Party and this Agreement constitutes, and such Transaction Documents will constitute, the legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability.

5.05 Litigation.  Except as set forth on Schedule 5.05, there are no legal actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Credit Party, threatened, at law, in equity, in arbitration or before any Governmental Authority against or affecting such Credit Party or any of its Subsidiaries that (a) purport to affect or pertain to this Agreement, any other Transaction Document, any First Lien Credit Document, any Fidelity Acquisition Document or any of the transactions contemplated hereby or thereby, or (b) could reasonably be expected to result in equitable relief or in monetary judgments, individually or in the aggregate, in excess of $250,000.  No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of the Transaction Documents or the First Lien Credit Documents.

5.06 Compliance with Laws.  Except as set forth on Schedule 5.06, each Credit Party and each of its Subsidiaries is in compliance, in all material respects, with all Requirements of Law.

5.07 No Default or Breach.  No event has occurred and is continuing or would result from the incurring of obligations by the Credit Parties under the Transaction Documents which constitutes or, with the giving of notice or lapse of time or both, would constitute an Event of Default.  Neither any Credit Party nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any material respect.  Immediately prior to the execution and delivery of this Agreement no Default or Event of Default existed under, and as defined in, any Prior Securities Purchase Agreement.

5.08 Title to Properties.

(a) Schedule 5.08(a) contains a true, complete and correct list of all owned real property reflected on the Pro Forma Balance Sheet or used in connection with the respective businesses of the Credit Parties and each of their respective Subsidiaries.  Each Credit Party and/or each of its Subsidiaries has good indefeasible and marketable title in and to all real property and good title to all other properties reflected on the Pro Forma Balance Sheet or used in connection with their respective businesses, in each case, free and clear of all Liens, liabilities and rights except for Permitted Liens and as provided on Schedule 5.08(a).

(b) Schedule 5.08(b) contains a list of all real property leases reflected on the Pro Forma Balance Sheet or used in connection with the respective businesses of the Credit Parties and each of their respective Subsidiaries.  Each Credit Party and/or each of its Subsidiaries holds all of the right, title and interest of the tenant under the leases reflected on the Pro Forma Balance Sheet or used in connection with their respective businesses free and clear of all Liens, liabilities and rights except as provided on Schedule 5.08(b).

5.09 Use of Real Property.  Except as set forth on Schedule 5.09, (x) the owned and leased real properties reflected on the Pro Forma Balance Sheet or used in connection with the respective businesses of the Credit Parties and their respective Subsidiaries are used and operated in compliance and conformity with all Contractual Obligations and Requirements of Law, except to the extent that the failure so to comply would not have a Material Adverse Effect, and (y) neither any Credit Party nor any of its Subsidiaries has received notice of violation of any applicable zoning or building regulation, ordinance or other law, order, regulation or other Requirements of Law relating to the operations of any Credit Party or any of its Subsidiaries and there is no such violation.  Except as set forth on Schedule 5.09, all structures, improvements and other buildings that are owned or covered by leases reflected on the Pro Forma Balance Sheet or used in connection with the business of the Credit Parties and their respective Subsidiaries comply with all applicable ordinances, codes, regulations and other Requirements of Law, have a valid and subsisting certificate of occupancy for their present use, and neither any Credit Party nor any of its Subsidiaries has received any written notice from any Governmental Authority which is still outstanding of any failure to obtain any certificate, permit, license, authorization or approval with respect to the real property, or any intended revocation, modification or cancellation of same, and no Requirement of Law presently in effect or condition precludes or materially restricts continuation of the present use of such properties.  Each lease relating to leased real property reflected on the Pro Forma Balance Sheet or used in connection with the business of the Credit Parties or any of their respective Subsidiaries, is in full force and effect, and the applicable Credit Party and/or Subsidiary enjoys peaceful and undisturbed possession thereunder.  There is no default on the part of any Credit Party or any of its Subsidiaries or event or condition which (with notice or lapse of time, or both) would constitute a default on the part of any Credit Party or any of its Subsidiaries, under any such lease.  There are no service contracts, maintenance contracts, union contracts, concession agreements, licenses, agency agreements or any other Contractual Obligations affecting the real property or the leased property reflected on the Pro Forma Balance Sheet or used in connection with the business of the Credit Parties and their respective Subsidiaries or the operation thereof, other than those listed on Schedule 5.09, except for Contractual Obligations which are cancelable on no more than thirty (30) days’ notice.  There are no pending or, to the knowledge of any Credit Party, threatened condemnation or eminent domain proceedings that would affect any part of the leased property reflected on the Pro Forma Balance Sheet or used in connection with the business of the Credit Parties and their respective Subsidiaries.  There is no Litigation pending or, to the knowledge of any Credit Party, threatened against the real property or the leased property on the Pro Forma Balance Sheet or used in connection with the business of the Credit Parties and their respective Subsidiaries which would in any way affect title to such real property or leased property.

5.10 Taxes.

(a) Except as set forth on Schedule 5.10, each Credit Party and each of its Subsidiaries has filed all Tax Returns that it was required to file.  All such Tax Returns were true, correct and complete in all material respects.  All Taxes, other than de minimus amounts, owed by any Credit Party or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid.  Except as set forth on Schedule 5.10, neither any Credit Party nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return.  There are no Liens on any of the assets of any Credit Party or any of their respective Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, other than Permitted Liens as provided on Schedule 5.10.  Each of NBS, ISG, FBX, FANL, FVS and FCL has, since its inception, been treated as a partnership for federal, state and local income Tax purposes.  Each of NBS, ISG, FBX, FANL, FVS has never made an election to classify as a corporation for federal, state or local income Tax purposes.

(b) Each Credit Party and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(c) There is no dispute or claim concerning any Tax liability of any Credit Party or any of its Subsidiaries either (i) claimed or raised by any Governmental Authority in writing or (ii) as to which any Credit Party has knowledge based upon personal contact with any agent of such authority.

(d) Neither any Credit Party nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(e) Neither any Credit Party nor any of its Subsidiaries has any liability for the Taxes of any Person other than such Credit Party and its Subsidiaries (i) as a transferee or successor, (ii) by contract, or (iii) otherwise.

(f) Any reference in this Section 5.10 to any Credit Party shall be deemed to include each predecessor of such Credit Party, each subsidiary of such Credit Party, and each entity with respect to which such Credit Party has successor or transferee liability.

5.11 Financial Statements and Projections.

(a) The pro-forma balance sheet of each of the Credit Parties dated as of September 30, 2015 (collectively, the “Pro Forma Balance Sheet”) furnished to the Agent on the Closing Date reflects the consummation of the transactions contemplated under this Agreement, the Fidelity Acquisition Documents, the First Lien Credit Documents, and the other Transaction Documents (all such transactions, collectively, the “Transactions”) and is accurate, complete and correct and fairly reflects the financial condition of the Credit Parties as of the Closing Date after giving effect to the Transactions.  The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by an Authorized Officer of each Credit Party.

(b)  The twelve-month cash flow projections of each of the Credit Parties and their projected balance sheet as of the Closing Date, copies of which are annexed hereto as Exhibit D (collectively, the “Projections”) were prepared by an Authorized Officer of the Credit Parties in good faith, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect the Credit Parties’ judgment based on present circumstances of the most likely set of conditions and course of action for the projected period.

(c) To the best of each Credit Party’s knowledge, since the last day of such Credit Party’s most recently ended fiscal year, there has been no material changes in the condition, financial or otherwise, of the Credit Parties and their respective Subsidiaries, on a Consolidated Basis, shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by the Credit Parties, except changes in the Ordinary Course of Business, none of which individually or in the aggregate has been materially adverse.

5.12 Operating Company.  Each Credit Party is “an entity that is primarily engaged, directly or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital” within the meaning of the U.S. Department of Labor plan asset regulations, 29 C.F. R. §2510.3 101.  None of the Credit Parties is a “passive business” as defined in the SBA Regulations.

5.13 Disclosure.

(a) Agreement and Other Documents.  This Agreement and the other Transaction Documents, together with all exhibits and schedules hereto and thereto, and the agreements, certificates and other documents furnished to the Agent or any Lender by or on behalf of the Credit Parties and their respective Subsidiaries at the Closing, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

(b) Material Adverse Effects.  There is no fact known to any Credit Party which such Credit Party has not disclosed to the Lenders in writing which could reasonably be expected to have a Material Adverse Effect.

5.14 Absence of Certain Changes or Events.  Since December 31, 2014, except as set forth on Schedule 5.14 and except for the issuance of the Series F Notes and the incurrence of the First Lien Indebtedness, neither any Credit Party nor any of its Subsidiaries has (i) issued any stock, bonds or other corporate securities, (ii) borrowed any amount or incurred any liabilities (absolute or contingent), other than in the Ordinary Course of Business, in excess of $100,000, (iii) discharged or satisfied any Lien or incurred or paid any obligation or liability (absolute or contingent), other than in the Ordinary Course of Business, in excess of $100,000, (iv) declared or made any payment or distribution to the holders of its Equity Interests or purchased or redeemed any shares of its Equity Interests, (v) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible, (vi) sold, assigned or transferred any of its tangible assets, or canceled any debts or claims, (vii) sold, assigned or transferred any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, (viii) suffered any losses of property, or waived any rights of substantial value, (ix) suffered any Material Adverse Effect, (x) expended any material amount, granted any bonuses or extraordinary salary increases, (xi) entered into any transaction involving consideration in excess of $100,000 except as otherwise contemplated hereby or (xii) entered into any agreement or transaction, or amended or terminated any agreement, with an Affiliate.

5.15 O.S.H.A. and Environmental Compliance.

(a) Each Credit Party and each of its Subsidiaries has duly complied in all material respects with, and its facilities, business, assets, property, leaseholds, Real Property and equipment are in compliance in all material respects with and (the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there are no outstanding citations, notices or orders of non-compliance issued to any Credit Party or any of its Subsidiaries as of the Closing Date or relating to their business, assets, property, leaseholds, Real Property or equipment under any such laws, rules or regulations;

(b) Each Credit Party and each of its Subsidiaries has all federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws necessary to operate the business of the Credit Parties and their Subsidiaries; and

(c)  (i) There are no signs of releases, spills, discharges, leaks or disposal (collectively referred to as “Releases”), of Hazardous Substances at, upon, under or within any Real Property owned or leased by any Credit Party or any of its Subsidiaries, (ii) there are no underground storage tanks or to the best of any Credit Party’s knowledge polychlorinated biphenyls on any Real Property owned or leased by any Credit Party or any of its Subsidiaries, (iii) no Real Property owned or leased by any Credit Party or any of its Subsidiaries has ever been used as a treatment, storage or disposal facility of Hazardous Waste; (iv) no Hazardous Substances or substances governed by an Environmental Law are present on any Real Property owned or leased by any Credit Party or any of its Subsidiaries excepting such quantities as are handled in compliance with all applicable manufacturer’s instructions and Environmental Laws and in proper storage containers and as are necessary for the operation of the commercial business of the Credit Parties, their respective Subsidiaries or of their respective tenants; and (v) all underground storage tanks on the Real Property are in good condition and are being maintained in compliance with all applicable federal, state and local laws and regulations, including all Environmental Laws.

5.16 Investment Company/Government Regulations.  No Credit Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  Neither any Credit Party nor any of its Subsidiaries is subject to regulation under the Federal Power Act, the Interstate Commerce Act, or any federal or state statute or regulation limiting its ability to incur Indebtedness.

5.17 Subsidiaries.

(a) Schedule 5.17 sets forth a complete and accurate list of all of the Subsidiaries of each Credit Party as of the Closing Date together with their respective jurisdictions of incorporation or organization.  All of the outstanding Equity Interests in, the Subsidiaries are validly issued, fully paid and non-assessable.  Except as set forth on Schedule 5.17, as of the Closing Date, all of the outstanding Equity Interests in each of the Subsidiaries are owned by a Credit Party or by a wholly-owned Subsidiary free and clear of any Liens other than the Liens created by this Agreement and the other Transaction Documents in favor of Agent and the Lenders and Liens in favor of the First Lien Agent.  No Subsidiary has outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Subsidiary to issue, transfer or sell any securities of the Subsidiary.

(b) Except for the Subsidiaries of the Credit Parties, no Credit Party owns of record or beneficially, directly or indirectly, (i) any Equity Interests convertible into Equity Interests any other Person, and (ii) any Equity Interest in any limited liability company, partnership, joint venture or other non-corporate business enterprises.

5.18 Capitalization.  Schedule 5.18 sets forth, as of the Closing Date (after giving effect to the Transactions to occur on or prior to the Closing Date), a true and complete listing of each class of authorized Equity Interests of each Credit Party and its Subsidiaries, the number of Equity Interests which are issued and outstanding, as well as a list of all warrants, options, rights and securities convertible into Equity Interests, together with the number of Equity Interests to be issued upon the exercise or conversion of such warrants, options, rights and convertible securities, all of which have been reserved for insurance.  No Credit Party has any Equity Interests held in treasury.  Schedule 5.18 sets forth, (A) as of the Closing Date (after giving effect to the Transactions to occur on or prior to the Closing Date), (i) the number of shares of Common Stock of Parent which were issued and outstanding as of the Closing Date, and (ii) the number of shares of Common Stock of Parent which were reserved for issuance (x) pursuant to the exercise of stock options as of the Closing Date, and (y) upon conversion of outstanding shares of preferred stock of Parent as of the Closing Date.  The Warrant Shares and all other outstanding Equity Interests have been duly authorized by all necessary action.  The Warrant Shares are validly issued, fully paid and non-assessable and are free and clear of all Liens, are not subject to preemptive rights in favor of any Person and have not resulted in the issuance of any additional Equity Interests of Parent or the triggering of any anti-dilution or similar rights contained in any options, warrants, debentures or other securities or agreements of Parent

5.19 Private Offering.  No form of general solicitation or general advertising was used by any Credit Party or any of its Subsidiaries, or their respective representatives in connection with the offer or sale of the Securities.  No registration of the Securities pursuant to the provisions of the Securities Act or the state securities or “blue sky” laws will be required for the offer, sale or issuance of the Securities pursuant to this Agreement.  Each Credit Party agrees that neither it, nor anyone acting on its behalf, will offer or sell the Securities or any other security so as to require the registration of the Securities pursuant to the provisions of the Securities Act or any state securities or “blue sky” laws, unless such Securities are so registered.

5.20 Broker’s, Finder’s or Similar Fees.  Except as set forth on Schedule 5.20, there are no brokerage commissions, finder’s fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with any Credit Party or any of its Subsidiaries, or any action taken by any such Person.

5.21 Labor Relations.  Neither any Credit Party nor any of its Subsidiaries has committed or is engaged in any unfair labor practice.  Except as set forth in Schedule 5.21, there is (a) no unfair labor practice complaint pending or threatened against any Credit Party or any of its Subsidiaries before the National Labor Relations Board or any other Governmental Authority and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is so pending or threatened, (b) no strike, labor dispute, slowdown or stoppage pending or threatened against any Credit Party or any of its Subsidiaries, (c) no union representation question existing with respect to the employees of any Credit Party or any of its Subsidiaries and no union organizing activities are taking place, and (d) no employment contract with any employee or independent contractor of any Credit Party or any of its Subsidiaries.  Each Credit Party and each of its Subsidiaries is in compliance in all material respects with all Applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours.  Neither any Credit Party nor any of its Subsidiaries is a party to any collective bargaining agreement.

5.22 Employee Benefit Plans.  Neither any Credit Party nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.22 hereto.  Except as set forth in Schedule 5.22, (i) no Plan has incurred any “accumulated funding deficiency,” as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and each Credit Party and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income Tax under Section 501(a) of the Code, (iii) neither any Credit Party nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and neither any Credit Party nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) neither any Credit Party nor any member of the Controlled Group has materially breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) neither any Credit Party nor any member of a Controlled Group has incurred any material liability for any excise Tax arising under Section 4972 or 4980B of the Code, and, to the best of each Credit Party’s knowledge, no fact exists which could give rise to any such liability, (viii) neither any Credit Party nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a material non-exempt “prohibited transaction” described in Section 406 of the ERISA or Section 4975 of the Code, nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) each Credit Party and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR §2615.3 has not been waived, (xi) neither any Credit Party nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any Plan existing for the benefit of persons other than employees or former employees of the Credit Parties or any member of the Controlled Group, (xii) neither any Credit Party nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980; and (xiii) no Credit Party is, and no Credit Party shall become, a member of a Multiemployer Plan.

5.23 Patents, Trademarks, Etc.

  Each Credit Party and each of its Subsidiaries owns all patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to own or obtain which, as the case may be, would be reasonably likely to result in a Material Adverse Effect.

5.24 Potential Conflicts of Interest.  Except as set forth on Schedule 5.24, no officer, director, stockholder or other security holder of any Credit Party or any of its Subsidiaries:  (a) owns, directly or indirectly, any interest in (excepting less than 5% holdings for investment purposes in Equity Interests of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person that is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or from, such Credit Party or any of such Credit Party’s Subsidiaries; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that any Credit Party or any of its Subsidiaries uses in the conduct of business; or (c) has any cause of action or other claim whatsoever against, or owes or has advanced any amount to, any Credit Party or any of its Subsidiaries, except for claims in the Ordinary Course of Business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

5.25 Trade Relations.  There exists no actual or, to the knowledge of any Credit Party, threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of such Credit Party or its business with any customer or any group of customers whose purchases are individually or in the aggregate material to the business of such Credit Party, or with any material supplier, and there exists no present condition or state of facts or circumstances that could reasonably be expected to have a Material Adverse Effect or prevent such Credit Party or its Subsidiaries from conducting their business after the consummation of the transactions contemplated by this Agreement, in substantially the same manner in which such business has heretofore been conducted.

5.26 Indebtedness.  Schedule 5.26 lists (i) the amount of all outstanding Indebtedness of the Credit Parties and their respective Subsidiaries (other than Indebtedness under this Agreement) as of the Closing Date, (ii) the Liens that relate to such Indebtedness and that encumber the assets of the Credit Parties and their respective Subsidiaries, (iii) the name of each lender thereof, and (iv) the amount of any unfunded commitments available to the Credit Parties or any of their respective Subsidiaries in connection with any such Indebtedness.  The subordination provisions contained in the Seller Subordination Agreement and the Rosen Subordination Agreement are enforceable against the holders of the Seller Notes and the Rosen Note, respectively, by the Agent on behalf of the Lenders.  The Obligations (including post petition interest, whether or not allowed as a claim under bankruptcy or similar laws) constitute “Senior Debt” or similar term relating to such obligations and all such obligations are entitled to the benefits of the subordination provisions contained in the Seller Subordination Agreement and the Rosen Subordination Agreement.  Each Credit Party acknowledges that the Agent and each Lender are entering into this Agreement and have purchased the Notes in reliance upon the subordination provisions contained in the Seller Subordination Agreement and the Rosen Subordination Agreement.

5.27 Material Contracts.  Neither any Credit Party nor any of its Subsidiaries is or will be a party to any Contractual Obligation, or is subject to any charge, corporate restriction, judgment, injunction, decree, or Requirement of Law, that could reasonably be expected to have a Material Adverse Effect.  Schedule 5.27 lists all contracts, agreements, commitments and other Contractual Obligations of the Credit Parties and their Subsidiaries, whether written or oral, other than (a) the Transaction Documents, (b) purchase orders in the Ordinary Course of Business, and (c) any other contracts, agreements, commitments and other Contractual Obligations of the Credit Parties or any of their Subsidiaries that do not extend beyond one year and involve the receipt or payment of not more than $500,000.  Each of the Material Contracts are in full force and effect.  Each Credit Party and each of its Subsidiaries has satisfied in full or provided for all of its liabilities and obligations under each Material Contract requiring performance prior to the Closing Date in all material respects, and are not in default under any of them, nor, to the knowledge of any Credit Party, does any condition exist that with notice or lapse of time or both would constitute such a default.  To the knowledge of any Credit Party, no other party to any such Material Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute such a default.  Except as set forth on Schedule 5.27, no approval or consent of any Person is needed for all of the Material Contracts to continue to be in full force and effect.

5.28 Insurance.  Schedule 5.28 accurately summarizes all of the insurance policies or programs of the Credit Parties and their Subsidiaries in effect as of the date hereof, and indicates the insurer’s name, policy number, expiration date, amount of coverage, type of coverage, annual premiums, exclusions and deductibles, and also indicates any self insurance program that is in effect.  All such policies are in full force and effect, are underwritten by financially sound and reputable insurers, are sufficient for all applicable Requirements of Law and otherwise are in compliance with the criteria set forth in Section 8.09 hereof.  All such policies will remain in full force and effect and will not in any way be affected by, or terminate or lapse by reason of any of the transactions contemplated hereby.

5.29 [Intentionally Omitted].

5.30 Products Liability.  Except as set forth on Schedule 5.30, there is no action, suit, proceeding, inquiry or investigation pending, or, to the knowledge of any Credit Party, threatened, by or before any Governmental Authority against any Credit Party or any of its Subsidiaries relating to any product alleged to have been sold by any Credit Party or any of its Subsidiaries and alleged to have been defective, or improperly designed or manufactured, nor to the knowledge of any Credit Party is there any valid basis for any such action, proceeding or investigation.

5.31 Solvency.  The Borrower and its Subsidiaries, taken as a whole, are Solvent.

5.32 Questionnaire.  All statements made by the Credit Parties in the Questionnaire are true and correct and do not, as of the date of this Agreement, contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect.

5.33 Location of Assets.  The chief executive offices of each Credit Party and each of its Subsidiaries and the books and records of each Credit Party and each of its Subsidiaries concerning their respective accounts are located only at the address set forth on Schedule 5.33 identified as such, and the only other places of business and locations of assets of each Credit Party and each of its Subsidiaries, if any, are the addresses set forth on Schedule 5.33.

5.34 Certain Payments.  Except as set forth on Schedule 5.34, neither the execution, delivery and performance by any Credit Party of this Agreement, nor the execution, delivery and performance by any Credit Party or any of its Subsidiaries of any of the other Transaction Documents, the First Lien Credit Documents, the Fidelity Acquisition Documents nor the consummation of the transactions contemplated hereby or thereby shall require any payment by any Credit Party or any of its Subsidiaries, in cash or kind, under any other agreement, plan, policy, commitment or other arrangement.  There are no agreements, plans, policies, commitments or other arrangements with respect to any compensation, benefits or consideration which will be materially increased, or the vesting of benefits of which will be materially accelerated, as a result of this Agreement, the other Transaction Documents, the First Lien Credit Documents, the Fidelity Acquisition Documents  or the occurrence of any of the transactions contemplated hereby or thereby.  There are no payments or other benefits payable by any Credit Party or any of its Subsidiaries, the value of which will be calculated on the basis of any of the transactions contemplated by this Agreement, the other Transaction Documents, the First Lien Credit Documents or the Fidelity Acquisition Documents.

5.35 Margin Requirements.  No part of the proceeds from the sale of the Securities hereunder will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.  Neither the sale of the Securities nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

5.36 Anti-Terrorism Laws.

(a) General.  Neither any Credit Party nor any Subsidiary or Affiliate of any Credit Party is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b) Executive Order No. 13224.  Neither any Credit Party nor any Subsidiary or Affiliate of any Credit Party or their respective agents acting or benefiting in any capacity in connection with the Notes or other transactions hereunder is a Blocked Person.

(c) Blocked Person or Transactions.  Neither any Credit Party nor to any Credit Party’s knowledge any of its Subsidiaries, Affiliates or agents acting in any capacity in connection with the Notes or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.

5.37 Trading with the Enemy.  Neither any Credit Party nor any of its Subsidiaries has engaged, nor does any Credit Party or any of its Subsidiaries intend to engage, in any business or activity prohibited by the Trading with the Enemy Act.

5.38 Acquisition Documents.  The Lenders have received true and complete copies of (including all schedules and exhibits delivered in connection therewith), each Fidelity Acquisition Document and all amendments to any such documents and other side letters or agreements affecting the terms thereof.  None of the Fidelity Acquisition Documents has been amended or supplemented, nor have any of the material provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to the Lenders.  All of the transactions contemplated to occur under the Fidelity Acquisition Documents on or before the Closing Date (the “Acquisition Closing Transactions”) have been consummated pursuant to the terms thereof, no party to any of the Fidelity Acquisition Documents has waived the fulfillment of any material condition precedent set forth therein and no party has failed to perform any of its material obligations thereunder.  At the time of consummation thereof, the Acquisition Closing Transactions shall have been consummated in all material respects in accordance with all applicable laws.  At the time of consummation of the Acquisition Closing Transactions, all necessary material consents and approvals of, and filings and registrations with, and all other actions in respect of, all Governmental Authorities required in order to make or consummate the Acquisition Closing Transactions will have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained).  All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Transaction.  Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Transaction.  All actions taken by the Credit Parties pursuant to or in furtherance of the Acquisition Closing Transactions have been taken in all material respects in compliance with all applicable laws.  As of the Closing Date, to the knowledge of any Credit Party, each of the representations and warranties contained in the Fidelity Acquisition Documents made by Persons other than any Credit Party is true and correct in all material respects (without duplication of any materiality qualifiers contained therein).

5.39 Swap Contract.  As of the Closing Date, neither any Credit Party nor any of their Subsidiaries are a party to any Swap Contract.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF THE LENDERS

Each Lender hereby, severally, but not jointly, represents and warrants as to itself as follows:

6.01 Authorization; No Contravention.  The execution, delivery and performance by it of this Agreement:  (a) is within its power and authority and has been duly authorized by all necessary action; (b) does not contravene the terms of its organizational documents or any amendment thereof; and (c) will not violate, conflict with or result in any breach or contravention of any of its Contractual Obligations, or any order or decree directly relating to it.

6.02 Binding Effect.  This Agreement has been duly executed and delivered by it and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

6.03 Purchase for Own Account.  The Securities to be acquired by it pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to each Lender’s right at all times to sell or otherwise dispose of all or any part of the Securities, in the case of a Lender under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control.  If any Lender should in the future decide to dispose of any of the Securities, such Lender understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect.  Each Lender agrees to the imprinting of a legend on certificates representing all of the Securities to the following effect:  “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.”

6.04 Broker’s, Finder’s or Similar Fees.  Except as set forth in Section 2.02 and Schedule 5.20 hereof, there are no brokerage commissions, finder’s fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with it or any action taken by it.

6.05 Governmental Authorization; Third Party Consent.  No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by it or enforcement against it of this Agreement or the transactions contemplated hereby.

ARTICLE 7

INDEMNIFICATION

7.01 Indemnification.  In addition to all other sums due hereunder or provided for in this Agreement, each Credit Party, jointly and severally, agrees to indemnify and hold harmless Agent, each Lender and their respective Affiliates and each of their respective officers, directors, agents, employees, Subsidiaries, partners, members, attorneys, accountants and controlling persons (each, an “Indemnified Party”) to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel and costs of investigation incurred by an Indemnified Party in any action or proceeding between any Credit Party or any of its Subsidiaries and such Indemnified Party (or Indemnified Parties) or between an Indemnified Party (or Indemnified Parties) and any third party or otherwise) or other liabilities, losses, or diminution in value (collectively, “Liabilities”) resulting from or arising out of any breach of any representation or warranty, covenant or agreement of any Credit Party in this Agreement, the Notes, the Warrants, or any of the other Transaction Documents, including the failure to make payment when due of amounts owing pursuant to this Agreement, the Notes, or any of the other Transaction Documents, on the due date thereof (whether at the scheduled maturity, by acceleration or otherwise) or any legal, administrative or other actions (including actions brought by the Agent, any Lender, any Credit Party, any of its Subsidiaries or any holders of equity or indebtedness of any Credit Party or any of its Subsidiaries or derivative actions brought by any Person claiming through or in the name of any Credit Party or any of its Subsidiaries, proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of any of the Transaction Documents, the transactions contemplated thereby, or any Indemnified Party’s role therein or in the transactions contemplated thereby; provided, however, that neither any Credit Party nor any of its Subsidiaries shall be liable under this Section 7.01 to an Indemnified Party:  (a) for any amount paid by the Indemnified Party in settlement of claims by the Indemnified Party without such Credit Party’s consent (which consent shall not be unreasonably withheld or delayed), (b) to the extent that it is judicially determined in a final non-appealable judgment that such Liabilities resulted primarily from the willful misconduct or gross negligence of such Indemnified Party or (c) to the extent that it is judicially determined in a final non-appealable judgment that such Liabilities resulted primarily from the breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement; provided, further, that if and to the extent that such indemnification is unenforceable for any reason, the Credit Parties shall make the maximum contribution to the payment and satisfaction of such Liabilities which shall be permissible under Applicable Laws.  In connection with the obligation of the Credit Parties to indemnify for expenses as set forth above, each Credit Party further agrees, upon presentation of appropriate invoices containing reasonable detail, to reimburse each Indemnified Party for all such expenses (including fees, disbursements and other charges of counsel and costs of investigation incurred by an Indemnified Party in any action or proceeding between any Credit Party (or any of its Subsidiaries) and such Indemnified Party (or Indemnified Parties) or between an Indemnified Party (or Indemnified Parties) and any third party or otherwise) as they are incurred by such Indemnified Party; provided, however, that if an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted primarily from (i) the willful misconduct or gross negligence of such Indemnified Party or (ii) the breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement or any other Transaction Document.

7.02 Procedure; Notification.  Each Indemnified Party under this Article 7 will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Credit Parties under this Article 7, notify the Credit Parties in writing of the commencement thereof.  The omission of any Indemnified Party so to notify the Credit Parties of any such action shall not relieve the Credit Parties from any liability which they may have to such Indemnified Party unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses of the Credit Parties.  In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the Credit Parties of the commencement thereof, the Credit Parties shall be entitled to assume the defense thereof at their own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that, if the Credit Parties have assumed the defense of any such action, claim or other proceeding, any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense.  Notwithstanding the foregoing, in any action, claim or proceeding in which the Credit Parties, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the expense of the Credit Parties and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Credit Parties, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that in no event shall the Credit Parties be required to pay fees and expenses under this Article 7 for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions.  Each Credit Party agrees that it will not, without the prior written consent of the Lenders, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Lenders and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding.  Neither any Credit Party nor any of its Subsidiaries shall be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without their written consent, which consent shall not be unreasonably withheld.  The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

7.03 Survival.  The obligations of the Credit Parties under this Article 7 shall survive termination of this Agreement and the Transaction Documents and payment in full of the Notes.

ARTICLE 8

AFFIRMATIVE COVENANTS

Until the payment in full of all principal of and interest on the Notes and all other amounts due to the Agent and Lenders under this Agreement and the other Transaction Documents, including all fees, expenses and amounts due in respect of indemnity obligations under Article 7, each Credit Party hereby covenants and agrees with the Agent and Lenders as set forth in this Article 8, provided, however, that following payment in full of all such amounts, for so long as any of the Warrant Shares are outstanding and owned by any Lender, each Credit Party hereby covenants and agrees with the Agent and Lenders only as set forth in (i)  Sections 8.01(a) and (b) if Parent does not timely file periodic reports with the SEC which provide the information described in Sections 8.01(a) and (b), and (ii) Sections 8.13 and 8.17:

8.01 Financial Statements and Other Information.  Each Credit Party shall maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP (it being understood that monthly financial statements are not required to have footnote disclosures).  The Credit Parties shall deliver to the Agent each of the financial statements and other reports described below:

(a) Annual Financial Statements.  Furnish Agent within ninety five (95) days after the end of each fiscal year of the Credit Parties, audited financial statements of Parent and of Borrower, including statements of income and stockholders’ equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared on, with respect to each of Parent and Borrower, a Consolidated Basis and Consolidating Basis, in reasonable detail and complete and correct in all material respects and reported upon without qualification by EisnerAmper LLP or another independent certified public accounting firm selected by the Credit Parties and reasonably satisfactory to Agent (collectively, the “Accountants”).

(b) Quarterly Financial Statements.  Furnish Agent within forty five (45) days after the end of each fiscal quarter of each fiscal year of Parent, an unaudited balance sheet of Parent and of Borrower and unaudited statements of income and stockholders’ equity and cash flow of Parent and of Borrower reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, all prepared on, with respect to each of Parent and Borrower, a Consolidated Basis and Consolidating Basis, in reasonable detail and complete and correct in all material respects, subject to normal and recurring year-end adjustments that individually and in the aggregate are not material to the business of Parent and Borrower respectively

(c) Monthly Financial Statements.  Furnish Agent within thirty (30) days after the end of each month, an unaudited balance sheet of Parent and of Borrower and unaudited statements of income and stockholders’ equity and cash flow of the Credit Parties reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, all prepared on, with respect to each of Parent and of Borrower, a Consolidated Basis and Consolidating Basis, in reasonable detail and complete and correct in all material respects, subject to normal and recurring year-end adjustments that individually and in the aggregate are not material to the Credit Parties’ business.

(d) Compliance Certificate.  Together with each delivery of financial statements pursuant to Sections 8.01(a), 8.01(b) and 8.01(c) above, the Credit Parties shall deliver or cause to be delivered a fully and properly completed compliance certificate (in substantially the form attached hereto as Exhibit A (or in such other form or substance as shall be satisfactory to Agent) and referred to as a “Compliance Certificate”) signed by the chief executive officer or principal accounting officer of each Credit Party.

(e) Accountants’ Reports.  Promptly upon receipt thereof, each Credit Party shall deliver copies of all significant reports submitted by the Accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Credit Parties and their Subsidiaries made by the Accountant, including any comment letter submitted by the Accountant to management in connection with its services.

(f) Management Reports.  Together with each delivery of financial statements of Parent and of Borrower, and their respective Subsidiaries pursuant to Sections 8.01(a), 8.01(b) and 8.01(c), the Credit Parties will deliver a management report, which can be in the form of an e-mail (i) summarizing the results of operations and financial condition of Parent and of the Borrower and their respective Subsidiaries for the month then ended and the portion of the current fiscal year then elapsed (or for the fiscal year then ended in the case of year end financials) and (ii) setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent projections for the current fiscal year delivered pursuant to subsection 8.01(g) including explanations for any significant variations.  The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of each Credit Party to the effect that such information fairly presents the results of operations and financial condition of each of Parent and of Borrower on a Consolidated Basis and Consolidating Basis as at the dates and for the periods indicated.

(g) Projections.  No earlier than sixty (60) days prior nor later than the last day of each fiscal year beginning with the current fiscal year, the Credit Parties shall prepare and deliver to Agent projections of the Credit Parties and their Subsidiaries for the next succeeding fiscal year, on a month to month basis, including a balance sheet and cash flow statement as at the end of each quarterly period and income statements and statements of cash flows for each relevant period and for the period commencing at the beginning of the fiscal year and ending on the last day of such relevant period.  Such projections shall be prepared in good faith on the basis of sound financial planning practice consistent with past budgets and financial statements and that such Authorized Officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

(h) SEC Filings/Press Releases.  Promptly after the same are (i) filed, copies of all financial statements and regular, periodic or special reports which any Credit Party or Subsidiary may make to, or file with, the Securities and Exchange Commission or any successor or similar Governmental Authority, (ii) sent, copies of all financial statements, management reports and reports related thereto which any Credit Party or Subsidiary sends generally to its shareholders or other equity holders, and (iii) made available, all press releases to the public concerning material developments in the business of any of the Credit Parties or any of their respective Subsidiaries.

(i) Material Occurrences.  Promptly notify Agent in writing upon the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance due to which any financial statements or other reports furnished to Agent or the Lenders fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of the Parent or Borrower as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Credit Party or Subsidiary to a Tax imposed by Section 4971 of the Code; (d) each and every default by any Credit Party or Subsidiary which permits the holders of any Indebtedness of any Credit Party or Subsidiary, the outstanding principal amount of which exceeds $250,000, to accelerate the maturity of such Indebtedness, including the names and addresses of the holders of such Indebtedness and the amount of such Indebtedness; and (e) any other development in the business or affairs of any Credit Party or Subsidiary which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action the Credit Party or such Subsidiary proposes to take with respect thereto.  In addition, the Credit Parties shall notify Agent in writing promptly of any change in senior management (which, for purposes hereof, shall include any officer holding the title of vice president, or the functional equivalent thereof, and any executive officer holding a more senior title than vice president, or the functional equivalent thereof), and, in any event (i) if such change arises from a voluntary termination of employment, or as the result of death or disability of such officer, such notice shall be given no later than three (3) Business Days after any Credit Party shall have obtained knowledge (excluding the knowledge of such officer) of such event and (ii) if such change arises from an involuntary termination of employment, such notice shall be given no later than the date that is five (5) Business Days prior to the occurrence of such event, unless the Credit Parties determine, in the good faith exercise of their commercially reasonable judgment, that the delay in effectuating such termination due to the aforedescribed notice obligation would be reasonably likely to have a Material Adverse Effect, in which case the Credit Parties shall notify Agent in writing within one (1) Business Day after the occurrence of such involuntary termination.

(j) Litigation.  Promptly upon any officer of any Credit Party obtaining knowledge of (i) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting any Credit Party or any Subsidiary or any property of any Credit Party or Subsidiary not previously disclosed by the Credit Parties to the Agent or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Credit Party or Subsidiary or any property or former property of any Credit Party or Subsidiary which, in each case, could reasonably be expected to have a Material Adverse Effect, the Credit Parties will promptly give notice thereof to the Agent and provide such other information as may be reasonably available to it to enable the Agent, Lenders and their counsel to evaluate such matter.

(k) Subsidiaries.  Not less than fifteen (15) days prior to creating a Subsidiary or acquiring the Equity Interests in a Person, such that such Person will become a Subsidiary, the applicable Credit Party shall notify the Agent of such Credit Party’s or of such Credit Party’s Subsidiary’s intention to create such Subsidiary or acquire such Equity Interests, and following such notice such Subsidiary will not be created or acquired until such Credit Party has caused each Subsidiary to execute a joinder to this Agreement, and the other Transaction Documents and/or a Guaranty in form and substance satisfactory to the Agent and Lenders.

(l) Notice of Corporate Changes.  The Credit Parties shall provide prompt written notice to the Agent of any material change after the Closing Date in the authorized and issued Equity Interests of any Credit Party or any Subsidiary or any other material amendment to their applicable charter, by laws or other organizational documents, such notice, in each case, to identify the applicable jurisdictions, capital structures or amendments, as applicable.

(m) Notice of Adverse Events.  Furnish Agent with prompt written notice of (i) any lapse or other termination of any Consent issued to any Credit Party or any Subsidiary by any Governmental Authority or any other Person that is material to the operation of any Credit Party’s or Subsidiary’s business, (ii) any refusal by any Governmental Authority or any other Person to renew or extend any such Consent, (iii) copies of any periodic or special reports filed by any Credit Party or Subsidiary with any Governmental Authority or Person, if such reports indicate any material change, (iv) copies of any material notices and other communications from any Governmental Authority or Person which specifically relate to any Credit Party or Subsidiary or the industry in which they operate, and (v) the occurrence of any development or event which is reasonably likely to cause any Credit Party or Subsidiary not to be in compliance in all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health.

(n) ERISA Notices and Requests.  Furnish Agent with immediate written notice in the event that (i) any Credit Party or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Credit Party or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) any Credit Party or any member of the Controlled Group knows or has reason to know that a material non-exempt prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Credit Party or member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by any Credit Party or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Credit Party or any member of the Controlled Group was not previously contributing shall occur, (v) any Credit Party or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Credit Party or any member of the Controlled Group shall receive an unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) any Credit Party or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Credit Party or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (ix) any Credit Party or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.  Without limiting any of the foregoing, each Credit Party shall provide the Agent with copies of all of the final documentation related to any transactions whereby any Plan that is a deferred benefit plan is converted into a Plan that is a defined contribution plan at least ten (10) days prior to the effectiveness of such documents and/or the consummation of such transactions.

(o) Environmental Reports.  Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 8.01(a), 8.01(b) and 8.01(c) with a certificate signed by an Authorized Officer of each Credit Party stating that, to the best of such Authorized Officer’s knowledge, each Credit Party and Subsidiary is in compliance in all material respects with all Environmental Laws.  To the extent any Credit Party or Subsidiary is not in compliance with the foregoing laws, the certificate shall set forth with reasonable specificity all areas of non-compliance and the proposed action such Credit Party or Subsidiary will implement in order to achieve full compliance.

(p) Other Information.  With reasonable promptness, each Credit Party shall deliver such other information and data with respect to such Credit Party or any of its Subsidiaries as from time to time may be reasonably required by the Agent or any Lender, including evidence that Borrower is in compliance with the Separateness Requirements and, without the necessity of any request by the Agent or any Lender, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of any Credit Party’s or such Subsidiary’s opening of any new office or place of business or any Credit Party’s or such Subsidiary’s closing of any existing office or place of business, and (c) promptly upon any Credit Party’s learning thereof, notice of any labor dispute to which any Credit Party or such Subsidiary may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Credit Party or such Subsidiary is a party or by which any Credit Party or such Subsidiary is bound.  Promptly upon request therefor by the Agent or any Lender, the Credit Parties shall deliver such other business or financial data, reports, appraisals and projections as the Agent or such Lender may reasonably request.

(q) Additional Documents.  Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement or any other Transaction Document.

8.02 Preservation of Existence.  Each Credit Party shall, and shall cause each of its Subsidiaries to:

(a) conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in each case in accordance with the terms of this Agreement), including all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks, in each case that are material to its business, and take all actions necessary to enforce and protect the validity of any intellectual property right;

(b) keep in full force and effect its existence and comply in all material respects with Applicable Laws governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and

(c) except as otherwise permitted herein, make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof.

8.03 Payment of Obligations.  Each Credit Party shall, and shall cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

(a) all Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless same are being Properly Contested;

(b) all lawful claims which any Credit Party or any of its Subsidiaries is obligated to pay, which are due and which, if unpaid, might by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings diligently conducted which stay the enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by the Credit Parties and their Subsidiaries; and

(c) pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being Properly Contested, or if a Credit Party, in its reasonable commercial judgment, determines to delay payments to certain vendors while it is having bona fide negotiations with such vendors.

8.04 Compliance with Laws.  Each Credit Party shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law and with the directions of each Governmental Authority having jurisdiction over them or their respective business or property (including all applicable Environmental Laws), including any requirements to clean up, remove, or remediate Hazardous Materials at any location where necessary to protect human health or the environment.

8.05 Violations.  Each Credit Party shall promptly notify Agent in writing of any material violation of Applicable Law of any Governmental Authority, applicable to such Credit Party or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

8.06 Board Observer.  Each Credit Party shall give Lenders notice of (in the same manner as notice is given to directors), and permit three persons designated by Agent to attend as an observer, all meetings of its Board of Directors and all executive and other committee meetings of its Board of Directors and shall provide to Lenders the same information concerning the Credit Parties and their Subsidiaries, and access thereto, provided to members of the Credit Parties’ respective Board of Directors and such committees, as applicable.  The reasonable travel expenses incurred by any such designees of Lenders in attending any board or committee meetings shall be reimbursed by the Credit Parties; provided, that the Credit Parties will not be required to permit a person designated by Lenders to attend, as an observer, any committee meeting of its Board of Directors or provide information to Lenders as provided to such committees, unless the Lender has executed a confidentiality agreement satisfactory to Lender in its reasonable determination, or in the event the Board of Directors of the Credit Parties reasonably determines that a conflict of interest may exist between Agent and the Credit Parties.

8.07 Inspection.  Each Credit Party will permit, and will cause each of its Subsidiaries to permit, representatives of the Agent to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested, upon reasonable advance notice; provided, however, that no such inspection, examination or inquiry, the failure to conduct same, nor any knowledge of the Agent, including any knowledge obtained by the Agent in connection with any such inspection, investigation or inquiry, shall constitute a waiver of any rights the Agent and Lenders may have under any representation, warranty, covenant, term or agreement under any of the Transaction Documents.

8.08 Maintenance of Properties.  Each Credit Party shall maintain or cause to be maintained, and shall cause its Subsidiaries to maintain or cause to be maintained, in good repair, working order and condition all material properties used in their respective businesses and will make or cause to be made, and shall cause its Subsidiaries to make or cause to be made, all appropriate repairs, renewals and replacements thereof.

8.09 Insurance.  Subject to Section 8.18 (e), each Credit Party and its Subsidiaries will maintain or cause to be maintained with financially sound and reputable insurers that have a rating of “A” or better as established by Best’s Rating Guide (or an equivalent rating with such other publication of a similar nature as shall be in current use), the life insurance policy required by Section 8.17 and public liability and property damage insurance with respect to their respective businesses and properties against loss or damage of the kinds customarily carried or maintained by a company of established reputation engaged in similar businesses and in amounts acceptable to Agent and will deliver evidence thereof to Agent.  Without limiting the foregoing, subject to Section 8.18(d), each Credit Party and its Subsidiaries have established and shall maintain at all times (a) business interruption insurance in an amount satisfactory to the Agent and (b) products liability insurance coverage for the Credit Parties in amounts satisfactory to the Agent.  All such insurance policies shall provide that Agent shall be named as an additional insured or loss payee, as applicable and that such insurance policies may not be canceled unless the insurance carrier gives at least 30 days prior written notice of such cancellation to Agent.  If any Credit Party fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, upon notice to such Credit Party, may obtain such insurance and pay the premium therefor on behalf of such Credit Party, and such expenses so paid shall be part of the Obligations.

8.10 Books and Records.  Each Credit Party shall keep, and shall cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Credit Party and each of its Subsidiaries in accordance with GAAP consistently applied to the Credit Parties and their Subsidiaries taken as a whole.

8.11 Use of Proceeds.

(a) The Credit Parties shall use (and have used) the proceeds of the sale of the Notes only for the purposes stated in the Prior Securities Purchase Agreements.

(b) No proceeds of the Notes have been or will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.  Neither the sale of any Securities nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

8.12 Standards of Financial Statements.  The Credit Parties shall cause all financial statements referred to in Sections 8.01(a), (b), (c) and (h), as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments and the absence of footnotes) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

8.13 [Intentionally Omitted].

8.14 New Real Property.  If any Credit Party acquires at any time or times hereafter any fee simple interest in real property, then within ninety (90) days of the acquisition thereof such Credit Party shall execute and deliver to Agent, as additional security and Collateral for the obligations, deeds of trust, security deeds, mortgages or other collateral assignments reasonably satisfactory in form and substance to Agent and its counsel (herein collectively referred to as “New Mortgages”) covering such real property.  The New Mortgages shall be duly recorded (at the Credit Parties’ expense) in each office where such recording is required to constitute a valid lien on the real property covered thereby.  In respect of any New Mortgage, Credit Parties shall deliver to Agent, at Credit Parties’ expense, mortgagee title insurance policies issued by a title insurance company reasonably satisfactory to Agent, which policies shall be in form and substance reasonably satisfactory to Agent and shall insure a valid lien in favor of Agent on the property covered thereby, subject only to Permitted Liens and those other exceptions reasonably acceptable to Agent and its counsel.  Credit Parties shall also deliver to Agent such other usual and customary documents, including ALTA surveys of the real property described in the New Mortgages, as Agent and its counsel may reasonably request relating to the real property subject to the New Mortgages.

8.15 Control Agreements; Cash Management Systems.

(a) Subject to Section 8.18(b), each Credit Party and each of its Subsidiaries shall have entered into a Control Agreement with the applicable depository, securities intermediary or commodities intermediary with respect to each deposit, securities, commodity or similar account maintained by such Credit Party or Subsidiary on the Closing Date.  Concurrently with the opening of any new deposit, securities, commodity or similar account by any Credit Party or any of its Subsidiaries after the Closing Date, such Credit Party or Subsidiary shall enter into a Control Agreement with the applicable depository, securities intermediary or commodities intermediary with respect to such account.  Notwithstanding the foregoing, this Section 8.15(a) shall not apply to (i) any payroll account so long as such payroll account is a zero balance account, or (ii) withholding Tax, employee benefits and similar fiduciary accounts. After the occurrence and during the continuation of an Event of Default, the Agent shall be entitled to deliver a notice to any financial institution that is party to a Control Agreement of its exercise of control over any deposit, securities, commodity or other account subject to such Control Agreement.

(b) Each Credit Party shall provide the Lenders with electronic access at all times to each of its and its Subsidiaries’ depositary, securities intermediary or commodities intermediary accounts so that the Lenders may monitor the activity in such accounts.

8.16 Collateral Access Agreements. The Credit Parties have obtained Collateral Access Agreements from the lessors of the leased premises at 155 Willowbrook Boulevard, Wayne, New Jersey 07470 and 3565 Piedmont Road, Atlanta, Georgia 33309.  Each Credit Party shall, with respect to each lease entered into following the Closing Date for leased property where books and records of accounts or Collateral with an original book value greater than $100,000 is stored or located, use commercially reasonable efforts to obtain a Collateral Access Agreement from the lessor of such leased property in connection with entering into such lease.

8.17 Key-Man Life Insurance. The Credit Parties shall maintain a $3,000,000 key-man life insurance policy with respect to the life of Matthew Rosen.

8.18 Post Closing Covenants.

(a) The Credit Parties shall use their commercially reasonable efforts to obtain a Collateral Access Agreement from the lessor of each lease existing on the Closing Date for premises where books and records of accounts or Collateral with an original book value greater than $100,000 is stored or located.

(b) Within 45 days following the Closing Date (or such longer period as Agent may agree to in its sole discretion), the Lenders shall have received duly executed Control Agreements with respect to each deposit, securities, commodity or similar account maintained by any Credit Party or any Subsidiary, including the Initial Fidelity Entities, on the Closing Date.

(c) The Credit Parties covenant and agree that if, within one (1) year from August 28, 2015, any Warrant Shareholder sells its Warrant Shares as a result of a merger or other transaction not initiated by such Warrant Shareholder, then the Credit Parties shall pay to each such Warrant Shareholder an amount equal to 20% of the gain realized by such Warrant Shareholder as a result of its sale of such Warrant Shares. The amount of gain shall be calculated by each Warrant Shareholder and shall be paid upon the closing of the merger or such other transaction.  The obligations contained in this section 8.18(c) shall survive the termination of this Agreement and the Transaction Documents and payment in full of the Notes.

(d) Concurrently with the occurrence of the Second Closing Date (as defined in the Fidelity Acquisition Agreement (as in effect on the Closing Date)), FTL and the other Credit Parties shall execute and deliver to the Agent a Joinder Agreement in the form of Exhibit C, and deliver to Agent revised schedules to this Agreement and to the Pledge Agreement which reflect the ownership of FTL by Borrower and all certificates representing all Equity Interests being pledged pursuant thereto and related undated powers duly executed in blank, which certificates and powers may be, subject to the Subordination Agreement, delivered to the First Lien Agent for the benefit of the Lenders, as required thereby. In addition, FTL shall deliver to the Agent all other Transaction Documents, duly executed by the parties thereto and true, complete and correct copies of such other agreements, schedules, exhibits, certificates, documents, financial information and filings as the Agent may request in connection with or relating to the transactions contemplated hereby, all in form and substance satisfactory to the Agent, including without limitation the Questionnaire and the documents and certificates executed or delivered by the Initial Fidelity Entities on the Closing Date referred to in Article 3.

(e) FANL, FCL, FVS and FANI shall maintain their present insurance coverages in effect until not later than the expiration date of the existing policies and shall at all times thereafter maintain such insurances as required by and shall otherwise comply with Section 8.09.

ARTICLE 9

NEGATIVE COVENANTS

Until the payment in full of all principal of and interest on the Notes and all other amounts due to the Agent and Lenders under this Agreement and the other Transaction Documents, including all fees, expenses and amounts due at such time in respect of indemnity obligations under Article 7, each Credit Party covenants and agrees with the Agent and Lenders as set forth in this Article 9:

9.01 Fundamental Changes; Consolidations, Mergers and Acquisitions; Asset Sales.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly: (a) enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or Equity Interests of any Person or permit any other Person to consolidate with or merge with it (other than the merger of PingTone and BVX with and into NBS and the consummation of the Target Transactions), or (b) sell, lease, transfer or otherwise dispose of any of its properties or assets, except dispositions of inventory in the Ordinary Course of Business.

9.02 Creation of Liens.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly, create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Liens, including Liens disclosed on Schedule 9.02.

9.03 Guarantees.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly become liable upon the obligations or liabilities of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) guarantees made in the Ordinary Course of Business up to an aggregate amount of $300,000, and (b) the endorsement of checks in the Ordinary Course of Business.

9.04 Investments.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly make any Investments, except:

(a) investments in Cash and Cash Equivalents;

(b) investments existing on the Closing Date as set forth on Schedule 9.04 hereto;

(c) investments in wholly-owned Subsidiaries of such Credit Party created or acquired after the Closing Date, to the extent permitted hereunder;

(d) loans permitted by Section 9.05

(e) the Target Transactions;

(f) investments by the Credit Parties and their respective Subsidiaries in Capital Expenditures permitted to be made pursuant to Section 9.15(c).

9.05 Loans.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly make or have outstanding advances, loans or extensions of credit to any Person, including any Subsidiary or Affiliate, except for (a) the extension of commercial trade credit in connection with the sale of inventory in the Ordinary Course of Business and (b) loans to employees of the Credit Parties in the Ordinary Course of Business not to exceed, in the aggregate, $25,000 at any time outstanding.

9.06 Restricted Payments.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly declare, pay or make any Restricted Payments.

9.07 Indebtedness.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Indebtedness except:

(a) trade debt incurred in the Ordinary Course of Business;

(b) the Indebtedness created under this Agreement;

(c) Indebtedness for Capital Expenditures permitted under Section 9.15(c), including Purchase Money Indebtedness and indebtedness incurred under Capital Lease Obligations, in each case incurred in connection with such Capital Expenditures, in an aggregate amount not to exceed $500,000 per year for all Credit Parties and their respective Subsidiaries;

(d) Indebtedness disclosed on Schedule 9.07 including up to $7,000,000 aggregate amount of Indebtedness at any time in respect of equipment financing leases, and any extension, renewal or refinancing thereof; provided that in connection with any such extension, renewal or refinancing: (i) the aggregate principal amount of such Indebtedness is not increased, (ii) the scheduled maturity date of such Indebtedness is not shortened, (iii) the covenants or defaults are not materially more restrictive or more onerous than analogous provisions in the documentation of such Indebtedness as in effect on the Closing Date;

(e) Indebtedness under any Swap Contracts reasonably acceptable to Agent;

(f) guaranty obligations permitted pursuant to Section 9.03 hereof;

(g) Indebtedness owing or that may become owing to Prestige Capital Corporation or a replacement institutional lender (the “Working Capital Lender”), with respect to a working capital revolving line of credit provided to Parent (the “Working Capital Agreement”) not to exceed $3,000,000 at any one time outstanding (the “Working Capital Debt”) and secured by Liens (“Working Capital Liens”) granted by Parent in favor of the Working Capital Lender which are first priority security interests on accounts receivable and other assets of Parent (excluding in any event, any Lien on any Equity Interests of any Subsidiary);  and

(h) the First Lien Indebtedness; provided that the aggregate principal amount thereof shall not exceed the Bank Debt Limit (as such term is defined in the Subordination Agreement).

9.08 Nature of Business.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, substantially change the nature of the business in which it is presently engaged, or except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the Ordinary Course of Business and where such assets or property are useful in, necessary for and are to be used in its business as presently conducted.

9.09 Transactions with Affiliates.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Affiliate, except for (i) transactions in the Ordinary Course of Business, entered into on an arm’s-length basis on fair and reasonable terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate; (ii) the payment of customary and reasonable directors’ fees to directors who are not employees of the Credit Parties or any Affiliate of the Credit Parties as well as the payment of their reasonable out-of-pocket expenses incurred in performing their directorial duties and the payment of indemnities owing to them as directors; or (iii) certain loans by Affiliates to Parent as indicated in Schedule 9.07.

9.10 Leases.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 9.15(c) hereof) if after giving effect thereto, aggregate annual rental payments for all leased property, whether real or personal, would exceed $250,000 in any one fiscal year in the aggregate for all Credit Parties and their respective Subsidiaries, other than renewals of existing leases and replacement leases on terms consistent with the lease it is replacing.

9.11 Subsidiaries; Partnerships; Joint Ventures.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, form any Subsidiary (other than a Subsidiary, the formation of which shall have been consented to in advance in writing by the Required Lenders), or enter into any partnership, joint venture or similar arrangement unless consented to by Required Lenders.

9.12 Fiscal Year and Accounting Changes.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly maintain a fiscal year other than a year ending on December 31, or make any change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in Tax reporting treatment except as required by Applicable Law.

9.13 Amendment of Organizational Documents.  From and after the Closing Date, no Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, amend, modify or waive any material term or material provision of its Organization Documents except as required by Applicable Law.

9.14 Limitation on Modifications of Indebtedness; Modifications of Certain Other Agreements; Etc.

  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, (i) amend or modify, or permit the amendment or modification of, any provision of the Indebtedness described in Section 9.07 hereto or of any agreement (including any purchase agreement, indenture, loan agreement or security agreement) relating thereto other than any amendments or modifications to such Indebtedness which do not in any way adversely affect the interests of the Lenders and are otherwise permitted under Section 9.07, (ii) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Indebtedness which is contractually subordinated to the Notes, or (iii) amend or modify, or permit the amendment or modification of, any provision of (A) the Working Capital Agreement except as permitted by the Working Capital Intercreditor Agreement, (B) Seller Notes, except as permitted by the Seller Subordination Agreement, (C) the Rosen Note, except as permitted by the Rosen Subordination Agreement, or (D) the First Lien Credit Documents, except as permitted by the Subordination Agreement, respectively.

9.15 Financial Covenants.

(a) Borrower Leverage Ratio.  The Borrower shall maintain, and shall cause its Subsidiaries to maintain, a Leverage Ratio, as of and for each period of four consecutive fiscal quarters, of not greater than 4.75:1.00 through December 31, 2016 and 4.50:1.00 thereafter.

(b) Borrower Fixed Charge Coverage.  The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, a Fixed Charge Coverage Ratio, as of and for each period of four consecutive fiscal quarters, of not less than 1.20:1.00.

(c) Borrower Capital Expenditures.  The Borrower shall not, and shall cause its Subsidiaries not to, contract for, purchase or make any expenditure or commitments for Capital Expenditures in any fiscal year in an aggregate amount in excess of $4,500,000.

(d) Borrower Minimum Adjusted EBITDA.  The Borrower shall not permit its Adjusted EBITDA, measured as of the last day of each period of four consecutive fiscal quarters, to be less than $13,000,000.

Compliance with the covenants in this Section 9.15 shall be determined on a Consolidated Basis in accordance with GAAP consistently applied, unless explicitly stated otherwise.

For purposes of calculating the covenants in this Section 9.15, any Acquisition, including the Target Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that has been made either (i) during the applicable period or (ii) subsequent to such period and prior to or simultaneously with the event for which the calculation of any such ratio is made, shall be calculated on a pro forma basis (including pro forma adjustments arising out of anticipated synergies, cost savings and other events directly attributable to such Acquisition that are factually supportable and are expected to have a continuing effect), in form and substance (including with respect to any pro forma adjustments) satisfactory to Agent in its reasonable discretion, assuming that such Acquisition (and any increase or decrease in Adjusted EBITDA and the component financial definitions used therein attributable to such Acquisition) had occurred on the first day of the applicable period.

9.16 Compliance with ERISA.  No Credit Party shall, nor shall any Credit Party permit any of its Subsidiaries, to (x) maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.22, (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt “prohibited transaction”, as that term is defined in section 406 of ERISA and Section 4975 of the Code; (iii) incur, or permit any member of the Controlled Group to incur, any “accumulated funding deficiency”, as that term is defined in Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any Credit Party or any member of the Controlled Group or the imposition of a lien on the property of any Credit Party or any member of the Controlled Group pursuant to Section 4068 of ERISA, (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.22, (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Lenders of the occurrence of any Termination Event, (viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other Applicable Laws in respect of any Plan , (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

9.17 Prepayment of Indebtedness.  No Credit Party shall, nor shall any Credit Party permit any of its Subsidiaries to, at any time, directly or indirectly, prepay any Indebtedness (other than to Lenders or,  subject to the Subordination Agreement, the First Lien Indebtedness), or repurchase, redeem, retire or otherwise acquire any Indebtedness (other than to Lenders or, subject to the Subordination Agreement, the First Lien Indebtedness).

9.18 Anti-Terrorism Laws.  No Credit Party shall, nor shall any Credit Party permit any Affiliate or agent to: (a) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, (b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224 and (c) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law.  Each Credit Party shall deliver to Agent any certification or other evidence reasonably requested from time to time by Agent, in its sole discretion, confirming such Credit Party’s compliance with this Section.

9.19 Trading with the Enemy Act.  No Credit Party shall nor shall any Credit Party permit any of its Subsidiaries to engage in any business or activity in violation of the Trading with the Enemy Act.

9.20 Additional Negative Pledges.  No Credit Party shall, nor shall any Credit Party permit any of its Subsidiaries, to create or otherwise cause or suffer to exist or become effective, directly or indirectly, (i) any prohibition or restriction (including any agreement to provide equal and ratable security to any other Person) on the creation or existence of any Lien upon the assets of any Credit Party or any of its Subsidiaries, other than Permitted Liens or (ii) any contractual obligation (other than the Subordination Agreement) which may restrict or inhibit Agent’s rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default.

ARTICLE 10

PRINCIPAL PAYMENTS

10.01 Optional Prepayment.  The Borrower may prepay the outstanding principal amount (together with accrued Interest) on the Notes as follows:

(a) The Borrower may, at its option, at any time upon notice given to Agent as provided in Section 10.01(b), unless such notice is waived by the Required Lenders, prepay all or any portion of the principal amount of any of the Notes, by payment to the Lenders, of an amount equal to the redemption prices (the “Optional Redemption Prices”) set forth below (expressed as a percentage of the outstanding principal amount being prepaid, from time to time) together with Interest accrued and unpaid on the principal amount of the Notes so prepaid through the date fixed for such prepayment, and reasonable out-of-pocket costs and expenses (including reasonable fees, charges and disbursements of counsel), if any, associated with such prepayment; provided, however, that each payment of less than the full outstanding balance of the principal amount of the Notes shall be in an aggregate amount of not less than $250,000 or integral multiples of $100,000 in excess thereof.  If such prepayment is to be made by the Borrower to the Lenders during any Loan Year set forth below, the Optional Redemption Price shall be determined based upon the percentage indicated below for such Loan Year multiplied by the principal amount which is being prepaid:

Loan Year	Optional Redemption Price
1	104%
2	103%
Thereafter	100%

(b) The Borrower shall give written notice of prepayment of the Notes pursuant to this Section 10.01 not less than 10 nor more than 60 days prior to the date fixed for such prepayment.  Such notice of prepayment pursuant to this Section 10.01 shall be given in the manner specified in Section 12.02 of this Agreement.  Upon notice of prepayment pursuant to this Section 10.01 being given by the Borrower, the Borrower covenants and agrees that it will prepay, on the date therein fixed for prepayment, the Notes or the portion thereof so called for prepayment, at the applicable Optional Redemption Price set forth above with respect to the principal amount or the portion thereof so called for prepayment, together with Interest accrued and unpaid thereon to the date fixed for such prepayment, and the costs and expenses referred to in Section 10.01(a).

(c) Any optional prepayment under this Section 10.01 shall include payment of accrued Interest on the principal amount of the Notes so prepaid and shall be applied first to all costs, expenses and indemnities payable under this Agreement, then to payment of default interest, if any, then to accrued but unpaid Interest, if any, and thereafter to the principal amount.

10.02 Mandatory Prepayments.

(a) Liquidity Event.  Upon the occurrence of a Liquidity Event (as hereinafter defined), the Borrower shall, prepay the outstanding principal amount of all Notes in accordance with the redemption prices (the “Mandatory Redemption Prices”) set forth below (expressed as a percentage of the outstanding principal amount being prepaid), together with Interest accrued and unpaid on the outstanding principal amount of the Notes so prepaid through the date of such prepayment and reasonable out-of-pocket costs and expenses (including reasonable fees, charges and disbursements of counsel), if any, associated with such prepayment.  If a Liquidity Event shall occur during any Loan Year set forth below, the Mandatory Redemption Price shall be determined based upon the percentage indicated below for such Loan Year multiplied by the principal amount which is being prepaid.  For the purposes hereof, “Liquidity Event” means (i) the occurrence of a Change of Control, or (ii) the liquidation, dissolution or winding up of Parent or Borrower or of one or more of Parent’s Subsidiaries that, individually or in the aggregate, constitute a material part of the business, operations or assets of the Credit Parties and all of their respective Subsidiaries, taken as a whole.

Loan Year	Mandatory Redemption Price
1	104%
2	103%
Thereafter	100%

(b) Notice.  The Borrower shall give written notice to the Agent of any mandatory prepayment pursuant to Section 10.02(a) at least five (5) Business Days prior to the date of such prepayment.  Such notice shall be given in the manner specified in Section 12.02 of this Agreement.

10.03 Scheduled Payments.  The principal amount of the Series A Notes shall be paid in installments of $20,508.27 each, together with accrued and unpaid Interest, on each Interest Payment Date. The remaining balance of the principal amount of the Series A Notes shall be paid in full, together with accrued and unpaid Interest, on the Maturity Date.   The principal amount of the Series B Notes and the principal amount of the Series C Notes shall be paid in full, together with accrued and unpaid Interest, on the Maturity Date.  The principal amount of the Series D Notes shall be paid in installments of $36,640.08 each, together with accrued and unpaid Interest, on each Interest Payment Date. The remaining balance of the principal amount of the Series D Notes shall be paid in full, together with accrued and unpaid Interest, on the Maturity Date.  The principal amount of the Series E Notes shall be paid in full, together with accrued and unpaid Interest, on the Maturity Date. The principal amount of the Series F Notes shall be paid in full, together with accrued and unpaid Interest, on the Maturity Date.

10.04 Application of Payments.

(a) Upon any payment or prepayment of Series A Notes pursuant to any provision of this Agreement, the principal amount so paid or prepaid shall be allocated to all Series A Notes at the time outstanding pro rata (based upon the proportion of the respective outstanding principal amount of the Series A Notes) until such Series A Notes have been paid in full.

(b) Upon any payment or prepayment of Series B Notes pursuant to any provision of this Agreement, the principal amount so paid or prepaid shall be allocated to all Series B Notes at the time outstanding pro rata (based upon the proportion of the respective outstanding principal amount of the Series B Notes) until such Series B Notes have been paid in full.

(c) Upon any payment or prepayment of Series C Notes pursuant to any provision of this Agreement, the principal amount so paid or prepaid shall be allocated to all Series C Notes at the time outstanding pro rata (based upon the proportion of the respective outstanding principal amount of the Series C Notes) until such Series C Notes have been paid in full.

(d) Upon any payment or prepayment of Series D Notes pursuant to any provision of this Agreement, the principal amount so paid or prepaid shall be allocated to all Series D Notes at the time outstanding pro rata (based upon the proportion of the respective outstanding principal amount of the Series D Notes) until such Series D Notes have been paid in full.

(e) Upon any payment or prepayment of Series E Notes pursuant to any provision of this Agreement, the principal amount so paid or prepaid shall be allocated to all Series E Notes at the time outstanding pro rata (based upon the proportion of the respective outstanding principal amount of the Series E Notes) until such Series E Notes have been paid in full.

(f) Upon any payment or prepayment of Series F Notes pursuant to any provision of this Agreement, the principal amount so paid or prepaid shall be allocated to all Series F Notes at the time outstanding pro rata (based upon the proportion of the respective outstanding principal amount of the Series F Notes) until such Series F Notes have been paid in full

(g) Payments of the principal amount of each Note to each Lender shall be made to the same account and in the same manner as provided in Section 2.06(a).

ARTICLE 11

EVENTS OF DEFAULT; REMEDIES

11.01 Events of Default.  An “Event of Default” shall occur if:

(a) any Credit Party shall default in the payment of the principal amount of the Notes, when and as the same shall become due and payable, whether at maturity or at a date fixed for payment or prepayment or by acceleration or otherwise; or

(b) any Credit Party shall default in the payment of any installment of Interest or any other amount due under this Agreement or the Notes (other than as set forth in clause (a) of this Section 11.01) according to its terms, when and as the same shall become due and payable and such default shall continue for a period of three days after the due date for the payment thereof; or

(c) any Credit Party or any of its Subsidiaries shall default in the due observance or performance of any covenant to be observed or performed pursuant to Sections 8.01, 8.02, 8.03, 8.08, 8.15, 8.16, 8.17, 8.18 or Articles 9 or 16 of this Agreement; or

(d) any Credit Party or any of its Subsidiaries shall default in the due observance or performance of any other covenant, condition or agreement on the part of such Credit Party or such Subsidiary to be observed or performed pursuant to the terms hereof or any of the Transaction Documents (other than those referred to in clauses (a), (b) or (c) of this Section 11.01), and such default shall continue for fifteen (15) days after the earliest of (A) if any Credit Party has knowledge of such default, the date such Credit Party is required pursuant to the Transaction Documents or otherwise to give notice thereof to the Agent or Lenders (whether or not such notice is actually given) or (B) the date of written notice thereof, specifying such default, shall have been given to the Credit Parties by Agent or any Lender; or

(e) any representation, warranty or certification made by or on behalf of any Credit Party or any of its Subsidiaries in this Agreement, the Notes, the Transaction Documents or in any certificate or other document delivered pursuant hereto or thereto shall have been incorrect in any material respect (without duplication of any materiality qualification therein) when made; or

(f) any event or condition shall occur that results in the acceleration of the maturity of any Indebtedness of any Credit Party or any of its Subsidiaries in an amount in excess of $150,000 for any Credit Party or its Subsidiaries or $250,000 for all Credit Parties and their respective Subsidiaries, or any default shall occur by any Credit Party under the Working Capital Agreement or the First Lien Credit Documents, in each case which the Credit Parties fail to cure within any applicable cure period; or

(g) any uninsured damage to or loss, theft or destruction of any assets of any Credit Party or any of its Subsidiaries shall occur that is in excess of $250,000 in the aggregate for all Credit Parties and Subsidiaries; or

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of any Credit Party or any of its Subsidiaries, or of a substantial part of any of their respective property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or any of its Subsidiaries, or for a substantial part of any of their respective property or assets, or (C) the winding up or liquidation of any Credit Party or any of its Subsidiaries; and such proceeding or petition shall continue undismissed for sixty (60) days, or an order or decree approving or ordering any of the foregoing shall be entered; or

(i) any Credit Party or any of its Subsidiaries shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar Applicable Law, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (h) of this Section 11.01, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official, for a substantial part of its property or assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) become unable, admit in writing its inability or fail generally to pay its debts as they become due, or (G) take any action for the purpose of effecting any of the foregoing; or

(j) one or more judgments for the payment of money in an aggregate amount in excess of $150,000 shall be rendered against any Credit Party or any of its Subsidiaries or in excess of $250,000 for all Credit Parties and their respective Subsidiaries (in either case, except to the extent covered by insurance as to which the insurance company has acknowledged coverage) and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Credit Party or any of its Subsidiaries to enforce any such judgment; or

(k) any Credit Party or any of its Subsidiaries shall commence legal action challenging the validity and binding effect of any provision of any of the Transaction Documents or any of the Transaction Documents shall for any reason (except to the extent permitted by its express terms) cease to be effective or, if in the case of the Transaction Documents intended to provide a Lien in favor of the Agent or any Lender, fail to create a valid and perfected first priority Lien (except for the Liens in favor of the holders of the First Lien Indebtedness, but subject to the Subordination Agreement, and Permitted Liens that by operation of law would take priority) on, or security interest in, any of the Collateral purported to be covered; or

(l) unless otherwise waived or consented to by the Required Lenders in writing, the subordination provisions relating to any Indebtedness subordinated to the Indebtedness pursuant to the Notes and the Agreement (collectively, the “Subordination Provisions”) shall fail to be enforceable by the Agent and the Lenders in accordance with the terms thereof, or the monetary obligations pursuant to the Notes and this Agreement shall fail to constitute “Senior Debt” (or similar term) referring to such obligations; or any Credit Party shall, directly or indirectly, disavow or contest in any manner (i) the effectiveness, validity or enforceability of any of the Subordination Provisions, (ii) that the Subordination Provisions exist for the benefit of the Agent and the Lenders or (iii) that all payments of principal of or premium and interest on the such subordinated Indebtedness, or realized from the liquidation of any property of any Credit Party or Subsidiary, shall be subject to any of such Subordination Provisions; or any Credit Party shall make any Subordinated Debt Payment not permitted by the applicable subordination agreement; or

(m) [reserved]; or

(n) the occurrence of any event or condition that could reasonably be expected to have a Material Adverse Effect.

11.02 Acceleration and Remedies.  If an Event of Default occurs under Section 11.01(h) or (i), then the outstanding principal amount of and all accrued Interest on the Notes shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.  If any other Event of Default occurs and is continuing, Agent may, and at the request of the Required Lenders shall, by written notice to the Credit Parties, declare the principal amount of and accrued Interest on the Notes to be immediately due and payable.  Upon any such declaration, such principal amount and Interest shall become immediately due and payable.  The Required Lenders may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived, except nonpayment of principal or Interest that has become due solely because of the acceleration, and if the rescission would not conflict with any judgment or decree.  Any notice or rescission shall be given in the manner specified in Section 12.02 hereof.  Upon the occurrence of an Event of Default, Agent shall have the right to exercise any and all rights and remedies provided for herein, under any of the other Transaction Documents, under the UCC and at law or equity generally, including the right to foreclose the security interests granted and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process.

11.03 Application of Proceeds.  Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent on account of the Notes or any other amounts outstanding under any of the Transaction Documents or in respect of the Collateral may, at Agent’s discretion, or shall, at the direction of the Required Lenders, be paid over or delivered as follows:

(a) FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of the Agent in connection with enforcing its rights and the rights of the Lenders under this Agreement and the other Transaction Documents;

(b) SECOND, to the payment of any fees owed to the Agent;

(c) THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of each of the Lenders to the extent owing to such Lender pursuant to the terms of this Agreement or the other Transaction Documents;

(d) FOURTH, to the payment of all accrued fees and Interest which has not been included in the principal amount, in respect of the Notes, this Agreement or the other Transaction Documents;

(e) FIFTH, to the payment of the principal amount of the Notes, pro rata, until paid in full;

(f) SIXTH, to all other obligations which shall have become due and payable under the Transaction Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and

(g) SEVENTH, the balance, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion of the principal amount of the Notes held by such Lender bears to the aggregate then outstanding principal amount of the Notes) of amounts available to be applied pursuant to clauses “FOURTH”, “FIFTH” and “SIXTH” above.

ARTICLE 12

MISCELLANEOUS

12.01 Survival of Representations and Warranties.  All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Agent or any Lender, acceptance of the Securities and the Warrant Shares and the respective payments therefor, or termination of this Agreement.

12.02 Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, facsimile (with receipt confirmed), electronic transmission (i.e., e-mail), courier service or personal delivery:

if to Agent or Fund III or Fund III-A:

c/o Praesidian Capital Opportunity Fund III, LP
419 Park Avenue South
New York, NY 10016
Facsimile: 212-520-2601
Attention: Jason D. Drattell
Email: jdrattell@praesidian.com

with a copy to:

Morrison Cohen LLP
909 Third Avenue
New York, NY 10022
Facsimile: (917) 522-3168
Attention: Stephen I. Budow, Esq.
Email: sbudow@morrisoncohen.com

If to United:

United Insurance Company of America
c/o Kemper Corporation
1 E. Wacker Dr.
Chicago, IL 60601
Facsimile: (312) 467-6210
Attention:  Jonathan Wilson
Email: jpwilson@kemper.com

if to any Credit Party:

(Name of Credit Party)
c/o Fusion Telecommunications International, Inc.
420 Lexington Avenue, Suite 1718
New York, NY 10170
Facsimile:  (212) 972-7884
Attention:  General Counsel
Email: legal@fusionconnect.com

All such notices and communications shall be deemed to be effective: (i) in the case of hand-delivery, when delivered; (ii) in the case of a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number, if the party sending such notice or communication receives confirmation of the delivery thereof from its own facsimile machine; (iii) in the case of electronic transmission, when actually received; (iv) in the case of mail, five (5) Business Days after being deposited in the mail, postage prepaid; or (v) if given by any other means (including by overnight courier), when actually received.

12.03 Successors and Assigns; Third Party Beneficiaries.

(a) This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.  Subject to applicable securities laws and, subject to the prior written consent of the Borrower (such consent of the Borrower not to be unreasonably withheld or delayed, and shall be deemed provided unless expressly withheld by the Borrower within three (3) Business Days of written request therefor), Agent and each Lender may assign any of its rights under any of the Transaction Documents to any Person, and any holder of the Notes may assign, in whole or in part, the Notes to any Person; provided, however, that no such consent of the Borrower will be required (i) with respect to any assignment to another Lender or any Affiliate of any Lender, or (ii) during the continuation of any Event of Default.  No Credit Party may assign any of their respective rights, or delegate any of its obligations, under this Agreement or any of the other Transaction Documents without the prior written consent of the Lenders, and any such purported assignment by any Credit Party without the written consent of the Lenders shall be void and of no effect.  Each Plexus Lender shall be an express third party beneficiary with respect to any provisions hereof with respect to the Warrant Shares, including, without limitation, Section 8.18(c). Except as provided in this Section 12.03 and Article 7, no Person other than the parties hereto and to the other Transaction Documents and their successors and permitted assigns is intended to be a beneficiary of any of such Transaction Documents.

(b) Notwithstanding any other provision of this Agreement or any Transaction Document to the contrary, Agent and any Lender may at any time create a security interest in all or any portion of its rights under this Agreement, the Notes or any other Transaction Document, and the Collateral.

(c) Notwithstanding anything in this Agreement or any Transaction Document to the contrary, there shall be no limitation or restriction on (A) the ability of any Lender or Agent to assign or otherwise transfer this Agreement, any Note, or any of the other Transaction Documents, or any rights thereunder, to any of its Affiliates or (B) (x) the ability of any Lender or Agent to pledge, or otherwise grant a security interest in, this Agreement, any Note, or any of the other Transaction Documents, or any of its rights thereunder, to any lender or other funding or financing source of such Lender or Agent or (y) the assignment or other transfer in connection with the realization of any such pledge or other security interest; provided, however, such Lender shall continue to be liable as a “Lender” under this Agreement and the other Transaction Documents unless any such Affiliate, lender or funding or financing source agrees to be bound by this Agreement and the other Transaction Documents.

12.04 Amendment and Waiver.

(a) No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for in this Agreement are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

(b) Any Modification of this Agreement, the Notes or any other Transaction Document, shall be effective as to the Lenders (i) only if it is made or given in writing and signed by each Credit Party and the Required Lenders, except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement or any other Transaction Document shall change the maturity of any Note, or change the principal of, or the rate, method of computation or time of payment of interest on or any fee payable with respect to, any Note, or affect the time, amount or allocation of any prepayments, or change the proportion of the principal amount of the Notes required with respect to any amendment, supplement or modification, and (ii) only in the specific instance and for the specific purpose for which made or given.  No amendment, supplement or modification of or to any provision of this Agreement or any of the other Transaction Documents, or any waiver of any such provision or consent to any departure by any party from the terms of any such provision may be made orally.  Except where notice is specifically required by this Agreement, no notice to or demand on any Credit Party in any case shall entitle such Credit Party to any other or further notice or demand in similar or other circumstances.

12.05 Signatures; Counterparts.  Facsimile or electronic transmissions of any executed original document and/or retransmission of any executed facsimile or electronic transmission shall be deemed to be the same as the delivery of an executed original.  At the request of any party hereto, the other parties hereto shall confirm facsimile or electronic transmissions by executing duplicate original documents and delivering the same to the requesting party or parties.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

12.06 Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

12.07 GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS OR INSTRUMENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN SUCH STATE.

12.08 JURISDICTION; JURY TRIAL WAIVER.

(a) EACH CREDIT PARTY HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITIES OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH CREDIT PARTY HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM.  EACH CREDIT PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 12.02, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

(b) EACH CREDIT PARTY AND EACH OF ITS SUBSIDIARIES HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE SECURITIES OR ANY OF THE OTHER TRANSACTION DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.  EACH CREDIT PARTY AND EACH OF ITS SUBSIDIARIES (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) ACKNOWLEDGES THAT EACH LENDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AND THE OTHER TRANSACTION DOCUMENTS TO WHICH IT IS PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

12.09 Severability.  If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Agreement.  The parties hereto further agree to replace such invalid, illegal or unenforceable provisions of this Agreement with valid, legal and enforceable provisions that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provisions.

12.10 Rules of Construction.  Unless the context otherwise requires, “or” is not exclusive.

12.11 Entire Agreement.  This Agreement and the other Transaction Documents, together with the exhibits and schedules hereto and thereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein.  This Agreement and the other Transaction Documents, together with the exhibits and schedules hereto and thereto, supersede all prior agreements and understandings between the parties with respect to such subject matter.

12.12 Certain Expenses.  The Credit Parties will pay all expenses of the Agent and Lenders (including reasonable fees, charges and disbursements of counsel) in connection with (i) any amendment, supplement, modification or waiver of or to any provision of this Agreement or any of the other Transaction Documents or any documents relating thereto (including a response to a request by any Credit Party for the Lenders’ consent to any action otherwise prohibited hereunder or thereunder), or consent to any departure from, the terms of any provision of this Agreement or such other documents, (ii) all efforts made to enforce payment of the Notes, (iii) instituting, maintaining, preserving, enforcing and foreclosing on Agent’s security interest in or Lien on any of the Collateral, or maintaining, preserving or enforcing any of Agent’s or any Lender’s rights hereunder, under the Working Capital Intercreditor Agreement, the Seller Subordination Agreement, the Rosen Subordination Agreement or the Subordination Agreement and under all related agreements, documents and instruments, whether through judicial proceedings or otherwise, or (iv) defending or prosecuting any actions or proceedings arising out of or relating to Agent’s or any Lender’s transactions with any Credit Party or any other Lender or (v) any advice given to any Agent or any Lender with respect to its rights and obligations under this Agreement, the Working Capital Intercreditor Agreement, the Seller Subordination Agreement, the Rosen Subordination Agreement or  the Subordination Agreement and all related agreements, documents and instruments.

12.13 Publicity.  Except as may be required by Applicable Law, none of the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto.  If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.  Notwithstanding the foregoing, any Lender or any Affiliate of any Lender may (i) disclose a general description of transactions arising under the Transaction Documents or the Fidelity Acquisition Documents for advertising, marketing or other similar purposes, and (ii) use any Credit Party’s name, logo or other indicia germane to such party in connection with such advertising, marketing or other similar purposes, and, in each case, may post such information on its website.

12.14 Further Assurances.  Each of the parties shall execute such documents and perform such further acts (including obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement, including any post-closing assignment(s) by any Lender of a portion of the Securities to a Person not currently a party hereto.

12.15 Obligations of the Lenders.  The obligations of each Lender shall be several and not joint and no Lender shall be liable or responsible for the acts or omissions of any other Lender.

12.16 No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Transaction Documents.  In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any Transaction Document, this Agreement or such other Transaction Document shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement or any other Transaction Document.  No knowledge of, or investigation, including due diligence investigation, conducted by, or on behalf of, any Lender shall limit, modify or affect the representations set forth in Article 5 of this Agreement or the right of any Lender to rely thereon.

12.17 Transfer of the Notes.

(a) The term “Lender” as used herein shall include any transferee of any Note whose name has been recorded by the Borrower in the Note Register.  Each transferee of any Note acknowledges that the Notes have not been registered under the Securities Act, and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

(b) The Borrower shall maintain a register (the “Note Register”) in its principal offices for the purpose of registering the Notes and any transfer or partial transfer thereof, which register shall reflect and identify, at all times, the ownership of record of any interest in the Notes or any interest therein.  Upon the issuance of the Notes, the Borrower shall record the name and address of the initial Lender of each Note in the Note Register as the first Lender.  Upon surrender for registration of transfer or exchange of any Note at the principal offices of the Borrower, the Borrower shall, at its expense, execute and deliver one or more Notes of like tenor and of denominations of at least $500,000 (except as may be necessary to reflect any principal amount not evenly divisible by $500,000) of a like aggregate principal amount, registered in the name of the Lender or a transferee or transferees.  Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by written instrument of transfer duly executed by the Lender of such Note or such Lender’s attorney duly authorized in writing.

(c) On receipt by the Borrower of an affidavit of an authorized representative of any Lender stating the circumstances of the loss, theft, destruction or mutilation of any Note (and in the case of any such mutilation, on surrender and cancellation of such Note), the Borrower, at its expense, will promptly execute and deliver, in lieu thereof, a new Note of like tenor.  If required by the Borrower, such Lender must provide indemnity sufficient in the reasonable judgment of the Borrower to protect the Borrower from any loss which they may suffer if a lost, stolen or destroyed Note is replaced.

12.18 Subordination Agreement.

(a) In connection with the incurrence by the Borrower of the First Lien Indebtedness and the Credit Parties’ guarantees in respect thereof, each Lender hereby authorizes and directs Agent to execute deliver and perform the Subordination Agreement on behalf of such Lender and agrees that Agent in its various capacities thereunder may take such actions on such Lender’s behalf as is contemplated by the terms of the Subordination Agreement. Each Lender further acknowledges that is has received and reviewed the Subordination Agreement and agrees that it will be bound by and will take no actions contrary to the provisions of the Subordination Agreement, authorizes and instructs Agent and to execute deliver and perform the Subordination Agreement as agent and on behalf of such Lender and authorizes and agrees that Agent may take such actions on behalf of such Lender as is contemplated by the terms of the Subordination Agreement.

(b) The provisions of this Section 12.18 are not intended to summarize all relevant provisions of the Subordination Agreement.  Reference must be made to the Subordination Agreement itself to understand all terms and conditions thereof.  Each Lender is responsible for making its own analysis and review of the Subordination Agreement and the terms and provisions thereof, and neither Agent nor or any of its affiliates makes any representation to any Lender as to the sufficiency or advisability of the provisions contained in the Subordination Agreement.

(c) Each Lender (a) hereby consents to the subordination of the Liens securing the Obligations on the terms set forth in the Subordination Agreement, (b) hereby agrees that this Agreement and the other Transaction Documents, and the rights and remedies of Agent and the Lenders hereunder and thereunder, are subject to the terms of the Subordination Agreement, (c) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Subordination Agreement and (d) hereby authorizes and instructs Agent to enter into the Subordination Agreement and to subject the Liens securing the Obligations to the provisions thereof.

(d) The delivery of any Collateral or any certificates, titles, instruments, chattel paper or documents evidencing or in connection with such Collateral to the First Lien Agent under and in accordance with the First Lien Credit Documents shall constitute compliance by the Credit Parties with the provisions of this Agreement or any other Transaction Document which require delivery or possession of certain types of Collateral to or by Agent so long as such First Lien Credit Documents are in full force and effect, the First Lien Indebtedness has not been paid in full and the Credit Parties are in compliance with the applicable provisions thereof with respect to such Collateral.

ARTICLE 13

GUARANTEE

13.01 The Guarantee.  The Guarantors hereby jointly and severally guarantee, as a primary obligor and not as a surety to each Lender and Agent and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal amount of and Interest (including any interest, fees, costs or charges that would accrue but for the provisions of Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) on the Notes and all other obligations from time to time owing to such Lender and Agent by the Borrower under any Transaction Document, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guarantors’ Obligations”).  The Guarantors hereby jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guarantors’ Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guarantors’ Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise and after giving effect to any applicable notice or cure period) in accordance with the terms of such extension or renewal.

13.02 Obligations Unconditional.  The obligations of the Guarantors under Section 13.01 shall constitute a guaranty of payment and not of collection and, to the fullest extent permitted by Applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guarantors’ Obligations of the Borrower under this Agreement, the Notes, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guarantors’ Obligations and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full).  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guarantors’ Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii) the maturity of any of the Guarantors’ Obligations shall be accelerated, or any of the Guarantors’ Obligations shall be amended in any respect, or any right under the Transaction Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guarantors’ Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien granted to, or in favor of, Agent, on behalf of the Lenders, as security for any of the Guarantors’ Obligations shall fail to be perfected.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guarantors’ Obligations.  The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guarantors’ Obligations and notice of or proof of reliance by upon the guarantee provided under this Article XIII (the “Guarantee”) or acceptance of this Guarantee, and the Guarantors’ Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between any Credit Party and any Lender or Agent shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee.  This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guarantors’ Obligations at any time or from time to time held by any Lender or Agent, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by such Lender or any other person at any time of any right or remedy against any Credit Party or against any other person which may be or become liable in respect of all or any part of the Guarantors’ Obligations or against any collateral security or guarantee therefore or right of offset with respect thereto.  This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of each Lender, Agent and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guarantors’ Obligations outstanding.

13.03 Reinstatement.  The obligations of the Guarantors under this Article 13 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Credit Party in respect of the Guarantors’ Obligations is rescinded or must be otherwise restored by any holder of any of the Guarantors’ Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

13.04 Subrogation.  Each Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guarantors’ Obligations under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 13.01, whether by subrogation or otherwise, against any Credit Party or any security for any of the Guarantors’ Obligations.

13.05 Remedies.  The Guarantors jointly and severally agree that if the obligations of any Borrower under this Agreement and the Notes are declared to be forthwith due and payable as provided in the Notes (or shall be deemed to have become automatically due and payable in the circumstances provided in the Notes) for purposes of Section 13.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower such obligations (whether or not due and payable by any Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 13.01.

13.06 Continuing Guarantee.  The guarantee in this Article 13 is a continuing guarantee of payment, and shall apply to all Guarantors’ Obligations whenever arising.

13.07 General Limitation on Guarantors’ Obligations.  In any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 13.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 13.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

ARTICLE 14

REGARDING AGENT

14.01 Appointment.  Each Lender hereby designates Fund III to act as Agent for such Lender under this Agreement and the Transaction Documents.  Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Transaction Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees, charges and collections received pursuant to this Agreement, for itself and for the ratable benefit of the Lenders.  Agent may perform any of its duties hereunder by or through its agents or employees.  As to any matters not expressly provided for by this Agreement (including collection of the Notes) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or, if applicable pursuant to Section 12.04, the holders of 100% of the Notes), and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Transaction Documents or any Requirement of Law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

14.02 Nature of Duties.  Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Transaction Documents.  Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Credit Party or any of its Subsidiaries or any officer of any of any Credit Party or any of its Subsidiaries contained in this Agreement, or in any of the Transaction Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Transaction Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Transaction Documents or for any failure of any Credit Party or any of its Subsidiaries to perform its obligations hereunder.  Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Transaction Documents, or to inspect the properties, books or records of any Credit Party or any of its Subsidiaries.  The duties of Agent as respects payments or collections shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

14.03 Lack of Reliance on Agent and Resignation.

(a) Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Credit Parties and their Subsidiaries in connection with the purchase of any Securities hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Credit Parties.  Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the purchase of any Securities or at any time or times thereafter except as shall be provided by the Credit Parties pursuant to the terms hereof.  Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Transaction Document, or of the financial condition of the Credit Parties and their Subsidiaries, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Transaction Documents or the financial condition of the Credit Parties and their Subsidiaries, or the existence of any Event of Default or any Default.

(b) Agent may resign on thirty (30) days’ written notice to each Lender and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to the Credit Parties (provided that the consent of the Credit Parties shall not be required after the occurrence and during the continuance of an Event of Default).

(c) Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term “Agent” shall mean such successor agent effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent.  After any Agent’s resignation as Agent, the provisions of this Article 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

14.04 Certain Rights of Agent.  If Agent shall request instructions from the Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Transaction Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Lenders; and Agent shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

14.05 Reliance.  Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or Transaction Document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Transaction Documents and its duties hereunder, upon advice of counsel selected by it.  Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

14.06 Notice of Default.  Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Transaction Documents, unless Agent has received notice from a Lender or a Credit Party referring to this Agreement or the Transaction Documents, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that Agent receives such a notice, Agent shall give notice thereof to each Lender.  Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

14.07 Indemnification.  To the extent Agent is not reimbursed and indemnified by the Credit Parties and their Subsidiaries, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Transaction Document; provided that, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment).  The obligations of the Lenders under this Section 14.07 shall survive termination of this Agreement and the Transaction Documents and payment in full of the Notes.

14.08 Agent in its Individual Capacity.  With respect to the obligation of Agent to purchase Securities under this Agreement, the Securities purchased by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term “Lender” or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender.  Agent may engage in business with any Credit Party as if it were not performing the duties specified herein.

14.09 Delivery of Documents or Other Information.  To the extent Agent receives financial statements or other information required under this Agreement from the Credit Parties pursuant to the terms of this Agreement which the Credit Parties are not obligated to deliver to the Lenders, Agent will promptly furnish such documents and information to the Lenders.

14.10 Credit Parties’ Undertaking to Agent.  Without prejudice to its respective obligations to each Lender under the other provisions of this Agreement, each Credit Party undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid.  Any payment made pursuant to any such demand shall pro tanto satisfy such Credit Party’s obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

14.11 No Reliance on Agent’s Customer Identification Program.  Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any Credit Party, its Affiliates or its agents, this Agreement, the Transaction Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any record-keeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or such other laws.

14.12 Other Agreements.  Each Lender hereby specifically authorizes and directs Agent to enter into each of the Transaction Documents on behalf of such Lender.  Each Lender agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the obligations of the Credit Parties and their Subsidiaries to Agent and Lenders under the Agreement and Transaction Documents, any amounts owing by such Lender to the Credit Parties or any of their Subsidiaries.  Anything in this Agreement to the contrary notwithstanding, each Lender further agrees that it shall not take any action to protect or enforce its rights arising out of this Agreement or the Transaction Documents, it being the intent of each Lender that any such action to protect or enforce rights under this Agreement and the Transaction Documents shall be taken by Agent at the direction of Required Lenders.

ARTICLE 15

TAXES

15.01 Taxes.

(a) Any and all payments by or on account of any obligation of each Credit Party hereunder or under any other Transaction Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if any Credit Party shall be required by Applicable Law to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions for Indemnified Taxes or Other Taxes (including deductions applicable to additional sums payable under this Section) Lenders and Agent receive an amount equal to the sum they would have received had no such deductions for Indemnified Taxes or Other Taxes been made, (ii) such Credit Party shall make such deductions and (iii) such Credit Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b) Without limiting the provisions of paragraph (a) above, each Credit Party shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c) Each Credit Party shall jointly and severally indemnify each Lender and Agent, within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by such Lender or Agent and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to such Credit Party by a Lender or Agent shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Credit Party to a Governmental Authority, such Credit Party shall deliver to Lenders and Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the United States, or any treaty to which such jurisdiction is a party, with respect to payments by a Credit Party under this Agreement or under any other Transaction Document shall deliver to such Credit Party, at the time or times prescribed by Applicable Law or reasonably requested by two original Internal Revenue Service Form W-8 (e.g., W-8 BEN, W-8 ECI), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, and related documentation certifying that such Foreign Lender is exempt from or entitled to a reduced rate of United States federal withholding tax on payments pursuant to this Agreement or any other Transaction Document.  In addition, any Lender, if requested by Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower or the Agent as will enable Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements; provided, that the Borrower or Agent, as applicable, agrees to maintain the confidentiality of any non-public information provided by such Lender in accordance with its customary procedures for handling confidential information and to not disclose such information except as required by Applicable Law, and provided, further, that should any Lender become subject to Indemnified Taxes because of its failure to deliver a form required hereunder, the Credit Parties shall take such steps as such Lender shall reasonably request to reasonably assist (consistent with its preexisting internal policies applied on a nondiscriminatory basis and legal and regulatory restrictions) such Lender to recover such Indemnified Taxes.

(f) The agreements in this Section shall survive the termination of this Agreement and payment of the Notes and all other amounts payable hereunder, under the Notes or under any other Transaction Document.

(g) No Lender shall be obligated to contest a Tax indemnified by a Credit Party under the Transaction Documents that is asserted in the name of such Lender nor will the Credit Parties be permitted to contest such a Tax, unless in the judgment of such Lender, there is a reasonable basis for such contest and the contest and its resolution does not materially disadvantage such Lender.

(h) In the event that a Lender is entitled, on the effective date of any assignment and acceptance under this Agreement, to the benefits of a payment pursuant to subsection (a), (b) or (c) of this Section 15.01, the assignee of such Lender shall be entitled, without duplication, to the benefits of such payments (in addition to any future benefits of payment that may arise with respect to such assignee) that would have been available to such Lender had such Lender not entered into such assignment and acceptance with such assignee.

(i) In the event any Credit Party incorrectly withholds Indemnified Taxes under this Section 15.01 from amounts payable to any Lender or Agent, the Credit Parties shall pay such party interest at 10% per annum compounded semi-annually on the amount incorrectly withheld from the date withheld to the date of payment.

15.02 Certificates of Lenders.  Any Lender claiming reimbursement or compensation pursuant to this Article 15 shall deliver to Borrower a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Credit Parties in the absence of manifest error.

ARTICLE 16

SEPARATENESS COVENANTS

The Credit Parties, jointly and severally, (i) represent and warrant to each Lender that the following representations are and, after giving effect to the transactions contemplated by the Fidelity Acquisition Documents, will be, true, correct and complete and (ii) covenant and agree, until the payment in full of all principal of and interest on the Notes and all other amounts due to the Agent and Lenders under this Agreement and the other Transaction Documents, including all fees, expenses and amounts due in respect of indemnity obligations under Article 7, with the Agent and Lenders as set forth in this Article 16:

16.01 Separate Legal Entity.  Except as expressly permitted by this Agreement, neither any Credit Party nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of such Credit Party or any of its Subsidiaries being ignored, or in the property and liabilities of such Credit Party or any of its Subsidiaries being substantively consolidated with those of any other such Person in a bankruptcy, reorganization or other insolvency proceeding.

16.02 Capital.  Borrower on the one hand, and Parent on the other, will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

16.03 Dissolution.  None of Borrower, Parent, or any Subsidiary will seek or effect the liquidation, dissolution, winding up, liquidation, consolidation or merger, in whole or in part, of Borrower.

16.04 Commingled Funds.  Borrower will not commingle the funds and other assets of Borrower with those of any Affiliate or any other Person, and will hold all of its assets in its own name.  Parent will not commingle the funds and other assets of Parent with those of any Affiliate or any other Person, and will hold all of its assets in its own name.

16.05 Segregated Assets.  Borrower has and will maintain its assets in such manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person.  Parent shall not cause any business opportunities of Borrower to be directed to Parent or to any Credit Party other than Borrower, or take any other action which advantages Parent or any other Credit Party, to the disadvantage of Borrower.

16.06 Bank Accounts.  Borrower will not permit any Affiliate independent access to its bank accounts.  Parent will not permit any Affiliate independent access to its bank accounts.

16.07 Employees.  Each of Borrower and Parent will pay the salaries of its own employees (if any) from its own funds and maintain a sufficient number of employees (if any) in light of its contemplated business operations.

16.08 Agents.  Each of Borrower and Parent will compensate each of its consultants and agents from its funds for services provided to it and pay from its own assets all obligations of any kind incurred.

16.09 Independent Director. At all times (except during such periods when the position temporarily is vacant) the Required Lenders shall have the right to designate at least one (1) duly appointed Independent Director of each Credit Party other than Parent.  The Organization Documents of each Credit Party other than Parent shall provide the prior written consent of the Independent Director shall be required (and each Credit Party other than Parent shall not take any such consent or authorize the taking of any of the actions set forth in this paragraph below unless there is at least one Independent Director, then serving in such capacity) for each Credit Party other than Parent, or any other Person on behalf of each Credit Party other than Parent, to:

(i) file or consent to the filing by or against such Credit Party, as debtor, of any bankruptcy, insolvency or reorganization case or proceeding; institute any proceedings by such Credit Party as debtor, under any applicable insolvency law; or otherwise seek relief for such Credit Party as debtor, under any laws relating to the relief from debts or the protection of debtors generally;

(ii) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such Credit Party, as debtor, or a substantial portion of such Credit Party’s property as applicable;

(iii) make any assignment for the benefit of the creditors of such Credit Party; or

(iv) modify or amend any of the foregoing.

16.10 Organization Documents. The Organization Documents of each Credit Party other than Parent shall set forth the foregoing requirements and such other customary requirements relating to the separate nature, existence and operation of each Credit Party other than Parent, as the Agent may reasonably request from time to time.

16.11 Ministerial or Administrative Actions. The foregoing provisions are not intended to restrict Credit Parties from having a consolidated payroll function or a combined accounting and finance department or from using one another’s employees provided in any event that each of the Credit Parties shall maintain separate books and records with appropriate entries to account for such transactions, including an appropriate allocation of the direct cost of any employee used by more than one Credit Party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

Borrower:	FUSION NBS ACQUISITION CORP.

	By:	/s/ Gordon Hutchins, Jr.
Name: Gordon Hutchins, Jr.
Title: President and Chief Operating Officer

Guarantors:	FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

	By:	/s/ Gordon Hutchins, Jr.
Name: Gordon Hutchins, Jr.
Title: President and Chief Operating Officer

NETWORK BILLING SYSTEMS, L.L.C.

	By:	/s/ Gordon Hutchins, Jr.
Name: Gordon Hutchins, Jr.
Title: Executive Vice President

FUSION BVX LLC

/s/ Gordon Hutchins, Jr.
Name: Gordon Hutchins, Jr.
Title: President and Chief Operating Officer

PINGTONE COMMUNICATIONS, INC.

/s/ Gordon Hutchins, Jr.
Name: Gordon Hutchins, Jr.
Title: President and Chief Operating Officer

FIDELITY ACCESS NETWORKS, LLC

/s/ Gordon Hutchins, Jr.
Name: Gordon Hutchins, Jr.
Title: President and Chief Operating Officer

FIDELITY CONNECT LLC

/s/ Gordon Hutchins, Jr.
Name: Gordon Hutchins, Jr.
Title: President and Chief Operating Officer

FIDELITY VOICE SERVICES, LLC

/s/ Gordon Hutchins, Jr.
Name: Gordon Hutchins, Jr.
Title: President and Chief Operating Officer

FIDELITY ACCESS NETWORKS, INC.

/s/ Gordon Hutchins, Jr.
Name: Gordon Hutchins, Jr.
Title: President and Chief Operating Officer

Lenders:

PRAESIDIAN CAPITAL OPPORTUNITY FUND III, LP

	By:	Praesidian Capital Opportunity GP III, LLC,
its General Partner

	By:	/s/ Jason D. Drattell
Name: Jason D. Drattell
Title: Manager

PRAESIDIAN CAPITAL OPPORTUNITY FUND III-A, LP

	By:	Praesidian Capital Opportunity GP III-A, LLC,
its General Partner

	By:	/s/ Jason D. Drattell
Name: Jason D. Drattell
Title: Manager

UNITED INSURANCE COMPANY OF AMERICA

	By:	/s/ Jonathan Wilson
Name: Jonathan Wilson
Title: Assistant Treasurer

Agent:

PRAESIDIAN CAPITAL OPPORTUNITY FUND III, LP

Date	By:	Praesidian Capital Opportunity GP III, LLC,
its General Partner

	By:	/s/ Jason D. Drattell
Name: Jason D. Drattell
Title: Manager

EXHIBIT A

COMPLIANCE CERTIFICATE

___________________

Date:   _________, 20__

This certificate is given by among Fusion NBS Acquisition Corp. a Delaware corporation, Fusion Telecommunications International, Inc., a Delaware Corporation, Network Billing Systems, L.L.C., a New Jersey limited liability company, Fusion BVX LLC, a Delaware limited liability company, PingTone Communications, Inc., a Delaware corporation (successor by merger to Fusion PTC Acquisition, Inc.), Fidelity Access Networks, LLC, an Ohio limited liability company, Fidelity Connect LLC, an Ohio limited liability company, Fidelity Voice Services, LLC, an Ohio limited liability company, Fidelity Access Networks, Inc., an Ohio corporation, [Fidelity Telecom, LLC, an Ohio limited liability company,]1 and [insert name of other Credit Parties if any] (the “Credit Parties”), pursuant to Section 8.01(d) of that certain Fourth Amended and Restated Securities Purchase Agreement and Security Agreement dated as of December 8, 2015 by and among the Credit Parties, Praesidian Capital Opportunity Fund III, LP, Praesidian Capital Opportunity Fund III-A, LP and United Insurance Company of America as such agreement may have been amended, restated, supplemented or otherwise modified from time to time (the “Agreement”).  Capitalized terms used herein without definition shall have the meanings set forth in the Agreement.

The undersigned is executing this certificate is the Chief Financial Officer of each Credit Party and as such is duly authorized to execute and deliver this certificate on behalf of such Credit Party.  By executing this certificate the undersigned hereby certifies that:

(a)           the financial statements delivered with this certificate in accordance with Section 8.01[a][b][c] of the Agreement fairly present in all material respects the results of operations and financial condition of the Credit Parties on a Consolidated Basis as of the dates of such financial statements;

(b)           he has reviewed the terms of the Agreement and the Notes and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and conditions of the Credit Parties and their respective Subsidiaries during the accounting period covered by such financial statements;

(c)           such review has not disclosed the existence during or at the end of such accounting period, and he has no knowledge of the existence as of the date hereof, of any condition or event that constitutes an Event of Default, except as set forth in Exhibit A hereto which includes a description of the nature and period of existence of such Event of Default and what action the Credit Parties have taken, are undertaking and propose to take with respect thereto;

1 To be included upon joinder to the Agreement pursuant to Section 8.18(d) of the Agreement.

(d)           the Credit Parties and their Subsidiaries are in compliance with the covenants contained in Articles 8 and 9 of the Agreement, as demonstrated on the attached worksheets, except as set forth or described in Exhibit A; and

(e)           (i)           Leverage Ratio is   _____:1.00.

(ii)           Fixed Charge Coverage is   _____:1.00.

(iii)           Capital Expenditures are $__________.

(iv)           Minimum Adjusted EBITDA is $__________.

IN WITNESS WHEREOF, each Credit Party has caused this Certificate to be executed by its Principal Accounting Officer this [__] day of [___________], 20[___].

FUSION NBS ACQUISITION CORP.

By:_________________________________
Principal Accounting Officer

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By:_________________________________
Principal Accounting Officer

NETWORK BILLING SYSTEMS, L.L.C.

By:_________________________________
Principal Accounting Officer

FUSION BVX LLC

By:_________________________________
Principal Accounting Officer

PINGTONE COMMUNICATIONS, INC.

By:_________________________________
Principal Accounting Officer

FIDELITY ACCESS NETWORKS, LLC

By:_________________________________
Principal Accounting Officer

FIDELITY CONNECT LLC

By:_________________________________
Principal Accounting Officer

FIDELITY VOICE SERVICES, LLC

By:_________________________________
Principal Accounting Officer

FIDELITY ACCESS NETWORKS, INC.

By:_________________________________
Principal Accounting Officer

[FIDELITY TELECOM, LLC

By:_________________________________
Principal Accounting Officer] 2

2 To be included upon joinder to the Agreement pursuant to Section 8.18(d) of the Agreement.